                                                                   EXHIBIT 10.46



================================================================================




                         RECEIVABLES PURCHASE AGREEMENT


                            dated as of May 5, 1998


                                    between


                         ALLIANCE LAUNDRY SYSTEMS LLC,
                                   as Seller


                                      and


                  ALLIANCE LAUNDRY RECEIVABLES WAREHOUSE LLC,
                                    as Buyer


================================================================================

                               TABLE OF CONTENTS

                                   ARTICLE I
AGREEMENT TO PURCHASE AND SELL...........................................  1
SECTION 1.1    Contribution of Receivables...............................  1
SECTION 1.2    Agreement to Purchase and Sell............................  2
SECTION 1.3    Timing of Conveyances.....................................  2
SECTION 1.4    Consideration for Purchases...............................  2
SECTION 1.5    No Recourse...............................................  2
SECTION 1.6    No Assumption of Obligations Relating to Receivables,
               Related Assets or Contracts...............................  3
SECTION 1.7    True Sales................................................  3
SECTION 1.8    Addition of Sellers.......................................  3
SECTION 1.9    Addition of ACAR or ACAF as a Seller......................  3
SECTION 1.10   Termination of Status as a Seller.........................  4

                                  ARTICLE II
CALCULATION OF PURCHASE PRICE............................................  4
SECTION 2.1    Calculation of Purchase Price.............................  4
SECTION 2.2    Definitions and Calculation Related to Purchase
               Price Percentage..........................................  4

                                  ARTICLE III
PAYMENT OF PURCHASE PRICE; SERVICING, ETC................................  6
SECTION 3.1    Purchase Price Payments...................................  6
SECTION 3.2    The Purchase Money Note...................................  8
SECTION 3.3    Application of Collections and Other Funds................  8
SECTION 3.4    Servicing of Receivables and Related Assets...............  9
SECTION 3.5    Payments and Computations, Etc............................  9

                                  ARTICLE IV
CONDITIONS TO PURCHASES.................................................. 10
SECTION 4.1    Conditions Precedent to Initial Purchase.................. 10
SECTION 4.2    Certification as to Representations and Warranties........ 11
SECTION 4.3    Effect of Payment of Purchase Price....................... 11

                                   ARTICLE V
REPRESENTATIONS AND WARRANTIES........................................... 11
SECTION 5.1    Representations and Warranties of such Sellers............ 11
SECTION 5.2    Representations and Warranties of Buyer................... 15

                                  ARTICLE VI
GENERAL COVENANTS OF SELLER.............................................. 15
SECTION 6.1    Affirmative Covenants..................................... 15
SECTION 6.2    Reporting and Noticing Requirements....................... 18
SECTION 6.3    Negative Covenants........................................ 19

                                  ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF THE SPECIFIED ASSETS.......................................... 21
SECTION 7.1    Rights of Buyer........................................... 21
SECTION 7.2    Responsibilities of the Sellers........................... 21
SECTION 7.3    Further Action Evidencing Purchases....................... 22
SECTION 7.4    Collection of Receivables; Rights of Buyer and
               Its Assignees............................................. 23

                                 ARTICLE VIII
ADMINISTRATION AND COLLECTION............................................ 23
SECTION 8.1    Designation of Servicer................................... 23
SECTION 8.2    Duties of Servicer........................................ 24
SECTION 8.3    Lockbox Account Agreements................................ 24
SECTION 8.4    Responsibilities of the Sellers........................... 25
SECTION 8.5    Data Pool Reports......................................... 25
SECTION 8.6    Servicer Fee.............................................. 25

                                  ARTICLE IX
TERMINATION.............................................................. 25
SECTION 9.1    Termination by the Sellers................................ 25
SECTION 9.2    Automatic Termination..................................... 25

                                   ARTICLE X
INDEMNIFICATION.......................................................... 26
SECTION 10.1   Indemnities by the Sellers................................ 26

                                  ARTICLE XI
MISCELLANEOUS............................................................ 28
SECTION 11.1   Amendments; Waivers, Etc.................................. 28
SECTION 11.2   Notices, Etc.............................................. 28
SECTION 11.3   Cumulative Remedies....................................... 29
SECTION 11.4   Binding Effect; Assignability; Survival of Provisions..... 29
SECTION 11.5   Governing Law............................................. 29
SECTION 11.6   Costs, Expenses and Taxes................................. 29
SECTION 11.7   Submission to Jurisdiction................................ 30
SECTION 11.8   Waiver of Jury Trial...................................... 30
SECTION 11.9   Integration............................................... 30
SECTION 11.10  Counterparts.............................................. 30
SECTION 11.11  Acknowledgment and Consent................................ 30
SECTION 11.12  No Partnership or Joint Venture........................... 31
SECTION 11.13  No Proceedings............................................ 31
SECTION 11.14  Severability of Provisions................................ 31
SECTION 11.15  Recourse to Buyer......................................... 31

                                    EXHIBITS

EXHIBIT A           Form of Purchase Money Note
EXHIBIT B           Form of Seller Assignment Certificate
EXHIBIT C           Underwriting Guidelines and Policies and Procedures Manual



                                   SCHEDULES

SCHEDULE 5.1(h)     UCC Jurisdictions and Recording Offices
SCHEDULE 5.1(i)     Chief Executive Office of Sellers
SCHEDULE 6.1(f)     Offices of the Seller where Records are Maintained
SCHEDULE A-1        Lockbox Banks
SCHEDULE A-2        Trade Receivable Lockbox Banks


                                    APPENDIX

APPENDIX A          Definitions

      This RECEIVABLES PURCHASE AGREEMENT, dated as of May 5, 1998 (this "Agreement"), is made between ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company ("ALS"), certain subsidiaries of ALS that are listed on the signature pages hereto or that become party hereto in accordance with the terms hereof (together with ALS, each a "Seller"), and ALLIANCE LAUNDRY RECEIVABLES WAREHOUSE LLC, a Delaware limited liability company ("Buyer"). Except as otherwise defined herein, capitalized terms have the meanings that Appendix A
                                                                   ----------
assigns to them, and this Agreement shall be interpreted in accordance with the conventions set forth in Part B of Appendix A.
                         ------    ----------

      WHEREAS, Seller now owns, and from time to time hereafter will own, Receivables;

      WHEREAS, Seller is willing to sell and assign to Buyer, and Buyer is willing to purchase from Seller, all right, title and interest of Seller in and to certain of such Receivables now and hereafter arising;

      WHEREAS, Seller and Buyer believe that it is in their mutual best interests for Seller to sell the Receivables to Buyer and for Buyer to purchase the Receivables; and

      WHEREAS, Buyer expects to sell, pledge or otherwise transfer such Receivables and related rights, or interests therein, to one or more Third Party Financiers who will provide financing to Buyer in exchange for the interest it receives in such Receivables; and

      WHEREAS, Buyer may wish to sell, assign or otherwise transfer such Receivables and related rights, or interests therein, to a trust, corporation, partnership or other entity and such entity may issue debentures, notes, participations, certificates of beneficial interest, partnership interests or other interests or securities to fund its acquisition of such Receivables and related rights;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                        AGREEMENT TO PURCHASE AND SELL

       SECTION 1.1   Contribution of Receivables. ALS hereby transfers to Buyer
                     ---------------------------
as a contribution by ALS to the capital of Buyer (the "Contributed Assets"), effective as of the first Funding Date, all of ALS's right, title and interest in, to and under:

             (a) each Trade Receivable that is listed as one of the Contributed Assets on the Funding Date Data Pool Report delivered on the first Funding Date;

             (b) each Equipment Loan that is listed as one of the Contributed Assets on the Funding Date Data Pool Report delivered on the first Funding Date;

             (c) all Related Security with respect to all Receivables described Sections 1.1(a) and (b);
          ---------------     ---

             (d)      all proceeds of the foregoing, including Collections; and

             (e)      all Records relating to any of the foregoing.

       SECTION  1.2   Agreement to Purchase and Sell. On the terms and subject
                      ------------------------------
to the conditions set forth in this Agreement (including the conditions to purchases set forth in Article IV), each Seller agrees to sell, transfer,
                       ----------
assign, set over and otherwise convey to Buyer and Buyer agrees to purchase from such Seller, at the times set forth in Section 1.3, all of such Seller's right,
                                       -----------
title and interest in, to and under:

             (a) each Trade Receivable that is listed on a Funding Date Data Pool Report delivered at least one Business Day prior to the related Funding Date;

             (b) each Equipment Loan that is listed on a Funding Date Data Pool Report delivered at least one Business Day prior to the related Funding Date;

             (c) all Related Security with respect to all Receivables described above;

             (d)      all proceeds of the foregoing, including Collections; and

             (e)      all Records relating to any of the foregoing.

      As used herein, (i) "Purchased Trade Receivables" means the items listed above in Sections 1.1(a) and 1.2(a), (ii) "Purchased Equipment Loans" means the
         ---------------     ------
items listed above in Sections 1.1(b) and 1.2(b), (iii) "Purchased Receivables"
                      ---------------     ------
means Purchased Trade Receivables and Purchased Equipment Loans, (iv) "Related Assets" means the items listed above in Sections 1.1(c), (d) and (e) and 1.2(c),
                                        ---------------  ---     ----    ------
(d) and (e), and (v) "Specified Assets" means the Purchased Receivables and the
---     ---
Related Assets.

       SECTION  1.3   Timing of Conveyances
                      ---------------------

             (a)      Initial Closing Date Conveyances. All of the Specified
                      --------------------------------
      Assets described in Section 1.1 shall be conveyed, and shall be deemed
                          -----------
      conveyed without further action by any Person, to Buyer on the first Funding Date.

             (b)      Regular Purchases. Except to the extent otherwise provided
                      -----------------
      in Section 1.9, 3.1 and 9.2, from the first Funding Date until the closing
      -----------  ---     ---
      of ALS's business on the Business Day immediately preceding the Purchase Termination Date, any Purchased Receivable and Related Assets thereto shall be sold, and shall be deemed sold without further action by any Person, to Buyer on the date on which such Purchased Receivable is listed on a Funding Date Data Pool Report.

       SECTION 1.4    Consideration for Purchases. On the terms and subject to
                      ---------------------------
the conditions set forth in this Agreement, Buyer agrees to make Purchase Price payments to the Sellers in accordance with Article III.
                                           -----------

       SECTION 1.5   No Recourse. Except as specifically provided in this
                     -----------
Agreement, the sale and purchase of Specified Assets under this Agreement shall be without recourse to the Sellers; it being understood that each Seller shall be liable to Buyer for all representations, warranties, covenants and indemnities made by such Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to such Seller for the credit risk of the Obligors.

       SECTION 1.6   No Assumption of Obligations Relating to Receivables,
                     ----------------------------------------------------
Related Assets or Contracts. Neither Buyer nor the Servicer shall have any
---------------------------
obligation or liability to any Obligor or other customer or client of a Seller (including any obligation to perform any of the obligations of such Seller under any Purchased Receivable, related Contracts or any other related purchase orders or other agreements). No such obligation or liability is intended to be assumed by Buyer or the Servicer hereunder, and any assumption is expressly disclaimed.

       SECTION 1.7   True Sales. The Sellers and Buyer intend the transfers of
                     ----------
Specified Assets hereunder to be true conveyances or true sales by the Sellers to Buyer that are absolute and irrevocable and that provide Buyer with the full benefits of ownership of the Receivables, and none of the Sellers nor Buyer intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from Buyer to any Seller. However, if such transfers are deemed to constitute loans, each Seller hereby grants to Buyer (for the benefit of itself and its successors and assigns) a security interest in the Specified Assets (which shall be deemed to be a first perfected security interest), and agrees that this Agreement shall constitute a security agreement under applicable law.

       SECTION 1.8   Addition of Sellers. Any Subsidiary of ALS may become a
                     -------------------
Seller hereunder and sell its accounts receivable and property of the types that constitute Related Assets hereunder to Buyer. ALS and a Subsidiary that is proposed to be added as a Seller shall give to Buyer not less than 10 days' prior written notice of the effective date of the addition of the Subsidiary as a Seller. Once the notice has been given, any addition of a Subsidiary of ALS as a Seller pursuant to this section shall become effective on the first Business Day following the expiration of the 10-day period (or such later date as may be specified in the notice) on which the Subsidiary and the parties hereto shall have executed and delivered the agreements, instruments and other documents and the amendments or other modifications to the Transaction Documents (including financing statements, lien searches and opinions), in form and substance reasonably satisfactory to Buyer, that Buyer reasonably determines are necessary or appropriate to effect the addition.

       SECTION 1.9   Addition of ACAR or ACAF as a Seller.  Notwithstanding the
                     ------------------------------------
provisions of Section 1.8, (i) ACAR shall not become a Seller hereunder until all outstanding amounts which ACAR owes under the Receivables Purchase Agreement dated as of December 27, 1996 among ACAR, as successor in interest to RCARC, Preferred Receivables Funding Corporation, various Investors (defined therein) from time to time party thereto and The First National Bank of Chicago as Agent (defined therein), as amended from time to time, have been paid in full, and the secured parties thereunder have released their Adverse Claims on Receivables owned by ACAR, and (ii) ACAF shall not become a Seller hereunder until all outstanding amounts which ACAF owes under the Receivables Purchase Agreement dated as of March 26, 1997 among ACAF, as successor in interest to RCAFC, Falcon Asset Securitization Corporation, various Investors (defined therein) from time to time party thereto, and The First National Bank of Chicago as Agent (defined therein), as amended from time to time, have been paid in full and the secured parties thereunder have released their Adverse Claims on Receivables owned by ACAF. Neither ACAR nor ACAF shall distribute or otherwise transfer any proceeds from the sale of its assets pursuant to this
Section 1.9 to ALS or any other Person unless the contemplated recipient of such distribution or transfer assumes all of the continuing obligations under this Agreement of ACAR or ACAF, as applicable.

       SECTION 1.10   Termination of Status as a Seller. At any time when more
                      ---------------------------------
than one Person is a Seller, a Seller may terminate its obligation to sell all of its Receivables and Related Assets or the Receivables and Related Assets of one or more lines of business of such Seller to Buyer upon 10 days prior notice to Buyer; provided, however, that if ALS terminates its status as a Seller, then it shall give all Third Party Financiers at least 10 days prior written notice of such termination.


                                  ARTICLE II
                         CALCULATION OF PURCHASE PRICE


       SECTION 2.1   Calculation of Purchase Price. On each day when Receivables
                     -----------------------------
are purchased by Buyer from a Seller pursuant to Article I, the "Purchase Price"
                                                  ---------
to be paid to such Seller on such day for the applicable Receivables and Related Assets thereto that are to be sold by such Seller on such day shall be determined in accordance with the following formula:

             PP     =     AUB x PPP

             where:

             PP     =     the aggregate Purchase Price for the applicable
                          Receivables and Related Assets to be purchased from such Seller on such day;

             AUB    =     the "Aggregate Unpaid Balance" of the applicable
                          Receivables that are to be purchased from such Seller on such day. For purposes of this calculation, "Aggregate Unpaid Balance" shall mean (i) for purposes of calculating the Purchase Price to be paid to such Seller on the first Funding Date, the sum of the Unpaid Balance of each applicable Receivable generated by such Seller, calculated at the closing of such Seller's business on the day immediately prior to the first Funding Date and (ii) for purposes of calculating the Purchase Price on each subsequent
                          Purchase Date, the sum of the Unpaid Balance of each applicable Receivable to be purchased from such

                          Seller on such day, calculated at the closing of such Seller's business on the day immediately prior to such day; and

             PPP    =     the Purchase Price Percentage applicable to the
                          applicable Receivables to be purchased from Seller on
                          such day, as determined pursuant to Section 2.2 (which
                                                              -----------
                          Purchase Price Percentage will differ according to the type of Receivables sold or contributed).

      SECTION 2.2    Definitions and Calculations Related to Purchase Price
                     ------------------------------------------------------
                     Percentage.
                     ----------

              (a) (i) "Purchase Price Percentage" for any Trade Receivables to be sold by a Seller on any day during a Settlement Period shall mean the percentage determined in accordance with the following formula:

              PPP    =  100% - (LD + PDRR)

              where:

              PPP    =  the Purchase Price Percentage in effect during such
                        Settlement Period,

              LD     =  the Loss Discount (expressed as a percentage) in effect during such Settlement Period, as determined pursuant to
                        subsection (b) below, and
                        ----------

              PDRR   =  the Purchase Discount Reserve Ratio (expressed as a
                        percentage) in effect during such Settlement Period, as determined on such day pursuant to subsection (c) below, and

              (ii) "Purchase Price Percentage" for any Equipment Loans to be sold by a Seller on any day during a Settlement Period shall mean 100%.

              The Purchase Price Percentage, the Loss Discount and the Purchase Discount Reserve Ratio shall be recomputed by the Servicer on or prior to each Monthly Report Date, in each case as of the then most recent Cut-Off Date, and shall become effective, beginning two Business Days after the date on which such Monthly Data Pool Report is required to be delivered; provided, however, that if such Monthly Data Pool Report is not delivered on or prior to the relevant Monthly Report Date, the Purchase Price Percentage, the Loss Discount and Purchase Discount Reserve Ratio which are then applicable shall remain effective for such Settlement Period.

          (b) (i) "Loss Discount" in effect during such Settlement Period means a percentage equal to the Default Ratio (expressed as a percentage) for the Calculation Period ending immediately prior to the commencement of such Settlement Period.

                 (ii) "Default Ratio" shall mean, for any fiscal month, the product of (x) a percentage equal to (i) the aggregate outstanding balance of Trade Receivables (whether or not Ineligible Receivables) which first became Defaulted Receivables during such fiscal month divided by (ii) the aggregated outstanding balance of all Trade Receivables (whether or not Ineligible Receivables) at the end of such fiscal month and (y) a fraction, the numerator of which is the number of days in the corresponding calendar month and the denominator of which is the number of days in such fiscal month.

          (c) "Purchase Discount Reserve Ratio" for the Trade Receivables to be sold on any day during a Settlement Period shall mean a percentage determined in accordance with the following formula:

          PDRR   =    TD/360 x DR

          where:

          PDRR   =    the Purchase Discount Reserve Ratio in effect during such
                      Settlement Period,

          TD     =    the Turnover Days during the Calculation Period preceding
                      the first day of such Settlement Period, and

          DR     =    the Discount Rate (expressed as a percentage) in effect
                      during such Settlement Period as determined pursuant to
                      subsection (d) below.
                      --------------

          (d) "Discount Rate" for the Receivables to be sold or contributed on any day during a Settlement Period shall mean a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the costs of sub-servicing performed by the applicable Seller. A Seller and Buyer may agree from time to time to change the Discount Rate based on changes in the items affecting the calculation thereof; provided that any change to the Discount Rate shall take effect as of the commencement of a Settlement Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchases which occurred during any Settlement Period ending prior to the Settlement Period during which such Seller and Buyer agree to make such change.

          (e) The Discount Rate shall initially be 8.5%.

                                  ARTICLE III
                  PAYMENT OF PURCHASE PRICE; SERVICING, ETC.

       SECTION 3.1   Purchase Price Payments. (a) On the first Funding Date and
                     -----------------------
on each Purchase Date on which any Receivables are purchased from a Seller by Buyer pursuant to Article I, on the terms and subject to the conditions of this
                  ---------
Agreement, Buyer shall pay to such Seller the Purchase Price for the applicable Receivables and Related Assets purchased on such day by Buyer from such Seller as follows:

             (i) if such Receivable is then an Ineligible Receivable owned by ALS, ALS shall convey it to Buyer as a capital contribution;

             (ii) if such Receivable is then an Ineligible Receivable owned by a Seller other than ALS, such Seller shall convey such Receivable to ALS, which shall in turn convey it to Buyer as a capital contribution;

             (iii) if such Receivable is not an Ineligible Receivable at such time, Buyer shall pay the Purchase Price in the following priority:

                    (A) make a cash payment to such Seller of such Purchase
             Price, to the extent that Buyer has cash available to make such payment pursuant to Section 3.3;
                                 -----------

                    (B) if Buyer does not have cash available to pay the full
             Purchase Price, automatically decrease the aggregate amount of then outstanding Purchase Price Credits with respect to such Seller, but not below zero;

                    (C) if such Purchase Price exceeds the amounts available
             pursuant to clause (A), by automatically increasing the principal amount of the Purchase Money Note issued by Buyer to ALS by the lesser of (x) the amount of such excess and (y) the Remaining Available Amount under the Purchase Money Note; and

             (iv) only if ALS is the Seller, if so elected by ALS, by deeming the remaining amount of such Receivables to constitute a capital contribution to Buyer; provided that no contribution of a Receivable shall be made, and such Receivable shall not be transferred hereunder, in the event that the 75% Test would be violated after giving effect to such contribution.

      In the event that Buyer has insufficient funds pursuant to the foregoing clauses (i) through (iv) to acquire any Receivables and (x) a Person other than
-----------         ----
ALS is the Seller or (y) ALS is the Seller, but ALS does not elect to make the capital contribution described in the foregoing clause (iv), then such
                                                -----------
Receivables shall not be transferred to Buyer on such Purchase Date, and such Receivables shall continue to be owned by such Seller.

      ALS shall maintain a bookkeeping account for the benefit of the Sellers, and shall evidence the obligation of Buyer to pay each Seller the portion of the Purchase Price for such Seller's Receivables that has been allocated to the Purchase Money Note pursuant to clause (iii). ALS shall be responsible for
                                ------------
allocating cash payments and amounts evidenced by the Purchase Money Note among the Sellers and shall maintain sufficient records with respect to the Purchase Money Note such that, on any day, it would be able to identify the amount owed by Buyer to each Seller. ALS and each other Seller agree that, prior to the Seller Maturity Date, Buyer shall be required to make payments in respect of the payment obligations evidenced by the Purchase Money Note only to the extent that it has cash available under Section 3.3, after taking into account amounts
                            -----------
required to be established as reserves pursuant to the applicable Third Party Documents, amounts paid to Third Party Financiers in respect of interest, principal and other amounts owing to such Third Party Financiers and amounts paid in connection with the purchase of newly generated Receivables.

          (b) If on each Business Day, the Unpaid Balance of a Purchased Receivable is either (w) reduced as a result of any defective goods or services, any cash discount or any adjustment by a Seller (whether individually or in its performance of duties as Servicer), (x) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such claim relates to a Seller or any Affiliate thereof), (y) otherwise reduced as a result of any of the factors set forth in the definition of Dilution or (z) determined by the applicable Seller, Buyer or the Servicer to be on any date Ineligible Receivable as of the applicable Purchase Date, then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable to the applicable Seller hereunder equal to the full amount of such reduction or cancellation. If such Purchase Price Credit exceeds the original Purchase Price for the Receivables to be sold by the applicable Seller hereunder on the date such Purchase Price Credit arises, then the applicable Seller shall pay the remaining amount of such Purchase Price Credit in cash on the next succeeding Business Day. Upon the payment of any Purchase Price Credit relating to returned or repossessed goods, all right, title and interest in and to such goods shall be re-vested in the applicable Seller and Buyer shall have no further interest therein.

       SECTION 3.2   The Purchase Money Note. On the date hereof, Buyer will
                     -----------------------
deliver to ALS a promissory note, substantially in the form of Exhibit A,
                                                               ---------
payable to the order of ALS for the benefit of the Sellers (such promissory note, as the same may be amended, supplemented, endorsed or otherwise modified from time to time, together with any promissory note issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, being herein called the "Purchase Money Note"). The Purchase Money
Note is payable in full on the date that is one year and one day after the date (the "Seller Maturity Date") on which all Third Party Financiers have been repaid in full. The Purchase Money Note bears interest at a rate per annum equal to the Prime Rate. Buyer may prepay all or part of the outstanding balance of the Purchase Money Note from time to time without any premium or penalty, unless the prepayment would result in a default in Buyer's payment of any other amount required to be paid by it under any Transaction Document.

       SECTION  3.3   Application of Collections and Other Funds. If, on any
                      ------------------------------------------
day, Buyer receives any Proceeds of Transfers pursuant to any Third Party Documents, Buyer shall apply the funds as follows:

             (a) first, to pay its existing expenses and to set aside funds for the payment of expenses that are then accrued (in each case to the extent such expenses are permitted to exist under the applicable Third Party Documents),

             (b)      second, to pay the unpaid Purchase Price pursuant to
      Section 3.1 for the applicable Receivables and Related Assets which were
      -----------
      purchased by Buyer from the Sellers on such day (if such day is not a Business Day, on the next preceding Business Day),

             (c) third, to repay amounts owed by Buyer to ALS or the other Sellers under the Purchase Money Note,

             (d) fourth, if Seller shall elect, to declare and pay distributions to ALS, on account of its capacity as the sole member of Buyer, to the extent permitted by law.

      SECTION 3.4     Servicing of Receivables and Related Assets. (a)
                      -------------------------------------------
Consistent with Buyer's ownership of the Purchased Receivables and the Related Assets, as between the parties to this Agreement, Buyer shall have the sole right to service, administer and collect the Purchased Receivables, to assign the right and to delegate the right to others. Without limiting the generality of Section 10.11, the Sellers hereby acknowledge and agree that Buyer shall
   -------------
assign to the Third Party Financiers the rights and interests of Buyer hereunder and agrees to cooperate fully with the Buyer and the Third Party Financiers in the exercise of such rights and interests.

          (b) At a Third Party Financier's request, the Sellers will (A) assemble all of the Records that are necessary or appropriate to collect the Purchased Receivables, and shall make the same available to the Third Party Financier at the chief executive office of ALS, unless any Event of Default (defined therein) under any applicable Third Party Document(s) has occurred and is continuing, in which case the Sellers will assemble and make available to such Third Party Financier or its designee all such Records relating to those Purchased Receivables in which such Third Party Financier has an interest under the applicable Third Party Documents at one or more places selected by such Third Party Financier, and (B) permit, upon not less than two Business Days' prior written notice, any Servicer and its agents, employees and assignees access to their respective facilities and their respective Records.

       SECTION 3.5   Payments and Computations, Etc. (a) All amounts to be paid
                     -------------------------------
by a Seller to Buyer hereunder shall be paid in accordance with the terms hereof no later than 1:00 p. m., New York City time, on the day when due in Dollars in immediately available funds to an account that Buyer shall from time to time specify in writing. Payments received by Buyer after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day that is not a Business Day, then the payment shall be made on the next Business Day. Each Seller shall, to the extent permitted by law, pay to Buyer, on demand, interest on all amounts not paid when due hereunder at 2% per annum above the interest rate on the Purchase Money Note in effect on the date the payment was due; provided, however, that the interest rate shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

          (b) All amounts to be paid by Buyer to a Seller hereunder shall be paid no later than 2:00 p. m., New York City time, on the day when due in Dollars in immediately available funds to an account that ALS shall from time to time specify in writing. Payments received by such Seller after such time shall be deemed to have been received on the next Business Day. In the event that any payment becomes due on a day that is not a Business Day, then such payment shall be made on the next Business Day.


                                  ARTICLE IV
                            CONDITIONS TO PURCHASES

       SECTION 4.1   Conditions Precedent to Initial Purchase. The initial
                     ----------------------------------------
purchase hereunder is subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled to the satisfaction of Buyer, and (ii) Buyer shall have received (or in the case of subsection (g) below, shall have delivered) each of the
               --------------
following, on or before the date hereof, each (unless otherwise indicated) dated the date hereof and each in form and substance satisfactory to Buyer:

             (a)     Seller Assignment Certificates. Seller Assignment
                     ------------------------------
      Certificate from each Seller in the form of Exhibit B, duly completed,
                                                  ---------
      executed and delivered by such Seller,

             (b)     Resolutions.  A copy of the resolutions of the Board of
                     -----------
      Managers (or equivalent board of management) of each Seller approving this Agreement and the other Transaction Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby and addressing such other matters as may be required by Buyer, certified by its Secretary or Assistant Secretary or if such Seller has no Secretary or Assistant Secretary, then by a director, officer or manager, each as of a recent date acceptable to Buyer,

             (c)     Good Standing Certificate of each Seller, Certificates as
                     ---------------------------------------------------------
      to Foreign Qualification of each Seller.  A good standing certificate for
      ---------------------------------------
      each Seller, issued by the Secretary of State of the jurisdiction of its incorporation and of each state in which such Seller transacts business, is required to be in good standing and where the failure to be in good standing could materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of such Seller, each dated as of a recent date,

             (d)     Incumbency Certificate.  A certificate of the Secretary or
                     ----------------------
      Assistant Secretary of each Seller, or if such Seller has no Secretary or Assistant Secretary, then of a director, officer or manager of such Seller, certifying, as of a recent date reasonably acceptable to Buyer, the names and the signatures of the officers authorized on such Seller's behalf to sign the Transaction Documents to be delivered by such Seller (on which certificate Buyer, the Third Party Financiers and the Servicer may conclusively rely until such time as Buyer shall receive from such Seller (with a copy to the Third Party Financiers and the Servicer), a revised certificate meeting the requirements of this subsection),

             (e)     Other Transaction Documents. Original copies, executed by
                     ---------------------------
      each of the parties thereto in such reasonable number as shall be specified by Buyer, of each of the other Transaction Documents to be executed and delivered in connection herewith, and

             (f)     Purchase Money Note.  The Purchase Money Note, executed by
                     -------------------
      Buyer.

       SECTION 4.2   Certification as to Representations and Warranties. Each
                     --------------------------------------------------
Seller, by accepting the Purchase Price paid for each Purchase, shall be deemed to have certified, with respect to the Receivables and Related Assets to be sold by it on such day, that its representations and warranties contained in
Article V are true and correct on and as of such day, with the same effect as
---------
though made on and as of such day.

       SECTION 4.3   Effect of Payment of Purchase Price. Upon the payment of
             -----------------------------------
the Purchase Price (whether in cash or by an increase in the Purchase Money Note pursuant to Section 3.1) for any Purchase, title to the Receivables and the
            -----------
Related Assets included in the Purchase shall rest in Buyer, whether or not the conditions precedent to the Purchase were in fact satisfied; provided, however, that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by a Seller in fact to satisfy any such condition precedent.


                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES

       SECTION 5.1   Representations and Warranties of such Sellers. In order to
                     ----------------------------------------------
induce Buyer to enter into this Agreement and to make purchases hereunder, each Seller hereby makes the representations and warranties set forth in this section with respect to itself at the times and to the extent set forth in Section 4.2.
                                                                   -----------

             (a)     Financial Condition.
                     -------------------

                     (i) Buyer has been furnished with the pro forma financial statements of ALS and its consolidated Subsidiaries for the fiscal year ended December 31, 1997. Such financial statements are complete and correct in all material respects, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial position, results of operations and cash flows of ALS and its consolidated Subsidiaries, as the case may be, as at the date and for the period indicated in conformity with GAAP, unless otherwise previously disclosed to Buyer.

                     (ii) ALS had, at the date of the balance sheet referred to above, no Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment (including any interest rate or foreign currency swap or exchange transaction, or other financial derivative), which is not reflected in the foregoing statements or in the notes thereto, unless otherwise previously disclosed to Buyer.

                     (iii) No statement of fact made by or on behalf of ALS in this Agreement or in any of the other Transaction Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading, unless otherwise previously disclosed to Buyer.

             (b)     No Change. Unless otherwise previously disclosed to Buyer,
                     ---------
since December 31, 1997, there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect on ALS.

             (c)     Corporate Existence; Compliance with Law.  Such Seller
                     ----------------------------------------
(i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee, to carry on its business as now being or as proposed to be conducted, to originate, acquire and own Specified Assets, and to sell, assign and otherwise convey such Specified Assets pursuant to this Agreement and other Transaction Documents, the lack of which would be reasonably likely to have a Material Adverse Effect on such Specified Assets, (iii) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect on such Specified Assets, and (iv) is in compliance in all material respects with all applicable laws, rules, regulations and orders of an Governmental Authorities (federal, state, local or foreign, and including environmental law).

             (d)     Power; Authorization; Enforceable Obligations.
                     ---------------------------------------------

                     (i) Such Seller (i) has the power and authority, and the legal right, to make, deliver and perform this Agreement and each other Transaction Document to which it is a party, and to sell and assign the Receivables and the Related Assets on the terms and subject to the conditions herein and therein provided and (ii) has taken all necessary action to authorize the sale and assignment and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Agreement and the other Transaction Documents to which it is a party.

                     (ii) No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required or necessary in connection with the transactions contemplated hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any other Transaction Document, except (i) for filings and recordings in respect of the Adverse Claims created pursuant to this Agreement, (ii) in respect of enforceability against an Obligor that is the United States government or any of its agencies or instrumentalities, any filings under the Assignment of Claims Act and any consents required by states with respect to any Receivables arising from any state or local governmental agency or instrumentality, so long as such Receivables are treated as Ineligible Receivables, and (iii) as previously obtained and currently in full force and effect.

                     (iii) This Agreement has been duly and validly executed and delivered by such Seller and constitutes and each other Transaction Document to which such Seller is a party when executed and delivered on behalf of such Seller will constitute, a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

             (e)     No Legal Bar. The execution, delivery and performance
                     ------------
of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to be signed by such Seller and the fulfillment of the terms hereof and thereof will not (i) conflict with, violate, result in any breach of any terms and provisions of, or constitute a default under (A) such Seller's Operative Documents or (B) any Requirement of Law or Contractual Obligation of such Seller, or (ii) result in the creation or imposition of any Adverse Claim on any of the Purchased Receivables or Related Assets or revenues pursuant to such Requirement of Law or Contractual Obligation (other than pursuant to this Agreement and the other Transaction Documents).

             (f)     No Litigation. There are no actions, suits,
                     -------------
arbitrations, investigations or proceedings of or before any arbitrator or Governmental Authority pending or, to the knowledge of such Seller, threatened against such Seller or against any of its properties or revenues, (i) with respect to this Agreement or any of the transactions contemplated hereby, or
(ii) which could reasonably be expected to have a Material Adverse Effect.

             (g)     No Default.  Such Seller is not in default under or with
                     ----------
respect to any of its Contractual Obligations, in any respect which could reasonably be expected to have a Material Adverse Effect. No Insolvency Event has occurred with respect to such Seller and is continuing.

             (h)     Quality of Title.
                     ----------------

                     (i) Immediately prior to the conveyance of any Specified Asset to Buyer pursuant to this Agreement, such Seller was the sole owner of such Specified

      Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Permitted Adverse Claims.

                     (ii) The provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all right, title and interest of such Seller in, to and under the Specified Assets, in accordance with the terms hereof.

                     (iii) Upon the filing of financing statements on Form UCC-1 naming Buyer as "Secured Party" and such Seller as "Debtor", and describing the Specified Assets, in the jurisdictions and recording offices listed on Schedule 5.1(h) attached hereto, the security interests
                        ---------------
      granted hereunder in the Specified Assets will constitute fully perfected first priority security interests under the UCC in all right, title and interest of such Seller in, to and under such Specified Assets which can be perfected by filing under the UCC, free and clear of any Adverse Claim except for Permitted Adverse Claims.


             (i)     Chief Executive Office. Each Seller's chief executive
                     ----------------------
office on the Closing Date is set forth in Schedule 5.1(i).
                                           ---------------

             (j)     Location of Books and Records.  The location where such
                     -----------------------------
Seller keeps its Records relating to the Specified Assets or such other location as to which such has relocated in accordance with Section 6.1(f) is ALS's chief executive office or such other location as to which such has relocated in accordance with Section 6.1(f).

             (k)     No Burdensome Restrictions.  Neither of (i) any federal,
                     --------------------------
state, local or foreign law or any decision, order, rule or regulation applicable to it or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties nor (ii) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which such Seller is a party or by which it or any of its properties is bound has a Material Adverse Effect on such Seller or any of its properties.

             (l)     Taxes.  Such Seller has filed all Federal income tax
                     -----
returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been provided. No Tax Lien has been filed, and, to the knowledge of such Seller, no claim is being asserted, with respect to any such tax or assessment.

             (m)     Margin Regulations.  No use of any funds obtained by
                     ------------------
Seller under this Agreement will conflict with or contravene any of Regulations G, T, U and X promulgated by the Federal Reserve Board from time to time.

             (n)     Investment Company Act; Other Regulations.  Such Seller
                     -----------------------------------------
is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Such Seller is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur indebtedness.

             (o)     Origination and Collections of Assets.   All Specified
                     -------------------------------------
Assets are in conformity with such Seller's Underwriting Guidelines and Policies and Procedures Manual.

             (p)     No Adverse Selection.   No Receivable is selected on any
                     --------------------
basis intended to adversely affect the value of the Third Party Financier's right and interest under the applicable Third Party Documents.

             (q)     Equipment Loans.  Such Seller has a perfected first
                     ---------------
priority security interest in the Equipment that is subject to the Equipment Loans, except with respect to Equipment Loans the Unpaid Balance of the principal of which does not exceed $10,000.

             (r)     Seller Solvent.  As of the date hereof and immediately
                     --------------
after giving effect to each Purchase, the fair value of the property of such Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Seller and such Seller is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have unreasonably small capital to engage in the business in which it is engaged and proposes to engage.

             (s)     ERISA.  As of the date hereof and as of each Purchase
                     -----
Date: (i) each of ALS and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and regulations and published interpretations thereunder, and (ii) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of such Seller which would be material to such Seller.

             (t)     Bulk Sales Act.  No transaction contemplated by this
                     --------------
Agreement requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

             (u)     Chattel Paper.  If such Equipment Loan constitutes
                     -------------
"chattel paper" for purposes of Sections 9-105(1)(b) and 9-308 of the UCC, there is only one original executed counterpart.

       SECTION 5.2   Representations and Warranties of Buyer.  From the date
                     ---------------------------------------
hereof until the Purchase Termination Date, Buyer hereby represents and warrants that (a)(i) this Agreement has been duly executed and delivered by Buyer and
(ii) constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and (b) the execution, delivery and performance of this Agreement does not violate any applicable law or any agreement to which Buyer is a party or by which its properties are bound.

                                  ARTICLE VI
                         GENERAL COVENANTS OF SELLERS

       SECTION 6.1   Affirmative Covenants.  From the date hereof until the
                     ---------------------
first day following the Purchase Termination Date on which all Obligations of the Sellers shall have been finally and fully paid and performed, unless Buyer shall otherwise give its prior written consent, each Seller hereby agrees that it will perform the covenants and agreements set forth in this section.

             (a)     Compliance with Laws, Etc.  Such Seller will comply in all
                     --------------------------
      material respects with all applicable laws, rules, regulations, judgments, decrees and orders (including those relating to the Purchased Receivables, the Related Assets, the related Contracts of such Seller and any other agreements related thereto), in each case to the extent the failure to comply, individually or in the aggregate for all such failures, would have a substantial likelihood of having a Material Adverse Effect.

             (b)     Preservation of Organizational Existence.  Such Seller will
                     ----------------------------------------
      preserve and maintain its organizational existence, rights, franchises and privileges in the jurisdiction of its formation and existence, and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a substantial likelihood of having a Material Adverse Effect.

             (c)     Receivables Reviews.  Such Seller shall, during normal
                     -------------------
      business hours upon not less than five Business Days' prior notice, permit Buyer and its agents or representatives, at the expense of Buyer, (i) to examine and make copies of and abstracts from, and to conduct accounting reviews of, all Records in the possession or under the control of such Seller relating to the Purchased Receivables or Related Assets generated by such Seller, and (ii) to visit the offices and properties of such Seller for the purpose of examining the materials described in clause (i)
                                                                     ----------
      above, and to discuss matters relating to any Purchased Receivables or any Related Assets of such Seller or such Seller's performance hereunder with any of the Authorized Officers of such Seller or, with the prior consent of an Authorized Officer of such Seller, with employees of such Seller having knowledge of such matters (the examinations set forth in the foregoing clauses (i) and (ii) being herein called a "Seller Receivables
                -----------     ----
      Review"). Buyer and its agents or representatives shall be entitled to conduct such Seller Receivables Reviews at the expense of Buyer whenever Buyer, in its reasonable judgment, deems it appropriate; provided, that prior to the date on which all payment Obligations of Borrower owed to all the Third Party Financiers shall become due and payable under all Third Party Documents, Buyer (or its agent or respective authorized representative) shall give such Seller reasonable prior notice of any Seller Receivables Review.

             (d)     Keeping of Records and Books of Account.  Seller shall
                     ---------------------------------------
      maintain and implement administrative and operating procedures (including an ability to recreate records evidencing its Purchased Receivables and Related Assets in the event of the destruction of the originals thereof), and shall keep and maintain all documents, books, records and other information that, in the reasonable determination of Buyer and the Third Party Financiers, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Purchased Receivables and the Related Assets. Such Seller shall maintain at all times accurate and complete books, Records and accounts relating to the Purchased Receivables, Related Assets and Related Contracts and all Collections thereon in which timely entries shall be made. Such books and Records shall be marked to indicate the sales of all Purchased Receivables and Related Assets hereunder and shall include (i) all payments received and all credits and extensions granted with respect to the Purchased Receivables and (ii) the return, rejection, repossession, or stoppage in transit of any merchandise, the sale of which has given rise to a Purchased Receivable that has been purchased by Buyer.

             (e)     Performance and Compliance with Purchased Receivables and
                     ---------------------------------------------------------
      Related Contracts.  Such Seller will, at its expense, timely and fully
      -----------------
      perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts of such Seller related to the Purchased Receivables and Related Assets, the breach of which provisions, covenants or promises would have a substantial likelihood of having a Material Adverse Effect.

             (f)     Location of Records and Offices.  Such Seller will keep its
                     -------------------------------
      principal place of business and chief executive office, and the offices where it keeps all Records related to the Purchased Receivables and the Related Assets (and all original documents relating thereto), at the addresses referred to in Schedule 6.1(f) or, upon not less than 30 days' prior notice given by such Seller to Buyer, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

             (g)     Credit and Collection Policies.  Such Seller will comply
                     ------------------------------
      in all material respects with ALS's Underwriting Guidelines and Policies and Procedures Manual in regard to each Purchased Receivable of such Seller and the Related Assets and the Contracts related to each such Receivable, where the failure so to comply, individually or in the aggregate for all such failures, would have a substantial likelihood of having a Material Adverse Effect.

             (h)     Separate Organizational Existence of Buyer.  Such Seller
                     ------------------------------------------
      hereby acknowledges that each Third Party Financier is entering into, or will enter into, the transactions contemplated by the applicable Third Party Documents in reliance upon Buyer's identity as a legal entity separate from such Seller. Therefore, from and after the date hereof until the first day following the Purchase Termination Date on which all Obligations of the Sellers shall have been fully paid and performed, such Seller will take all reasonable steps to continue their respective identities as separate legal entities and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of Buyer and that Buyer is not a division of such Seller or ALS.

             (i) Payment Instructions to Obligors. Each Seller shall instruct
                 --------------------------------
      all Obligors to submit all payments either (i) to one of the lockboxes maintained at the Lockbox Banks for deposit in a Lockbox Account or (ii) directly to one of the Lockbox Accounts. In the case of any Collections received by such Seller, such Seller shall remit such Collections to a Collection Account within two Business Days of receipt of such Collections, less any cash collections or other cash proceeds received with respect to indebtedness not constituting Purchased Receivables or Related Assets, and, at all times prior to such remittance, Seller shall itself hold such Collections in trust, for the exclusive benefit of the Buyer and its assigns.

             (j) Segregation of Collections.  Such Seller shall use reasonable
                 --------------------------
      efforts to minimize the deposit of any funds other than Collections or First Chicago Collections into any of the Lockbox Accounts and, to the extent that any such funds nevertheless are deposited into any of the Lockbox Accounts, shall promptly identify any such funds, or shall cause the funds to be so identified, to Buyer, the Servicer and the Third Party Financiers (following which notice, Buyer shall cause the Servicer to return all the funds to such Seller).

             (k) Identification of Ineligible Receivables.  Such Seller will
                 ----------------------------------------
      establish and maintain such procedures as are necessary for determining no less frequently than each Business Day whether each Purchased Receivable qualifies as an Ineligible Receivable, and for identifying, on any Business Day, all Purchased Receivables to be sold on that date that are Ineligible Receivables.

             (l) Accuracy of Information.  All written information furnished on
                 -----------------------
      and after the Closing Date by such Seller to Buyer, the Servicer or any Third Party Financier pursuant to or in connection with any Third Party Document or any transaction contemplated herein or therein shall not contain any untrue statement of a material fact or omit to state material facts necessary to make the statements made not misleading, in each case on the date the statement was made and in light of the circumstances under which the statements were made or the information was furnished.

             (m) Taxes.  File or cause to be filed all Federal, state and local
                 -----
      tax returns that are required to be filed by it (except where the failure to file such returns could not reasonably be expected to have an adverse effect) and pay or cause to be paid all taxes shown to be due and payable on such returns or any assessment received by it, (except only such taxes or assessments the validity of which are being contested in good faith by appropriate proceedings and with respect to which such Seller shall have set aside adequate reserves on its books in accordance with GAAP).

       SECTION 6.2   Reporting and Noticing Requirements.
                     -----------------------------------

             (a)     Reporting.  ALS will maintain, for itself and each of its
                     ---------
Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer:

             (i)    Financial Reporting.  ALS shall deliver to Buyer:
                    -------------------

                    (w) as soon as available and in any event within sixty (60)
             days after the end of each of the first three quarterly fiscal periods of each fiscal year of ALS, the consolidated and consolidating balance sheets of ALS and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated and consolidating statements of income and retained earnings for ALS and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of an Authorized Officer of ALS, which certificate shall state that said consolidated financial statements fairly present the consolidated and consolidating financial condition and results of operations ALS and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal fiscal year-end audit adjustments and the omission of footnotes);

                    (x) as soon as available and in any event within ninety (90)
             days after the end of each fiscal year of ALS, the consolidated and consolidating balance sheets of ALS and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for ALS and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated and consolidating financial statements fairly present the consolidated and consolidating financial condition and results of operations of ALS and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;


                    (y) promptly upon transmission or receipt thereof, copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission or any national securities exchange, or any successor agency, and copies of all financial statements, proxy statements, notices and reports, if any, as ALS or any of its Subsidiaries shall send to its equity holders generally or to a holder of any indenture, note or otherwise indebtedness owed by ALS or any of its Subsidiaries; and

                    (z) from time to time such other information regarding the financial condition, operations, or business of ALS and consolidated Subsidiary of ALS as Buyer may reasonably request.

      ALS will furnish to Buyer, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of an Authorized Officer ALS to the effect that, to the best of such Authorized Officer's knowledge, ALS during such fiscal period or year has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement.

             (ii)  Change in Underwriting Guidelines and Policies and Procedures
                   -------------------------------------------------------------
      Manual.  At least 30 days prior to the effectiveness of any material
      ------
      change in or amendment to the Underwriting Guidelines and Policies and Procedures Manual, a copy of the Underwriting Guidelines and Policies and Procedures Manual then in effect and a notice indicating such change or amendment.

             (iii) Notices under Transaction Documents.  Within seven (7)
                   -----------------------------------
      Business Days following its receipt of any notice, request for consent, financial statements, certification, report or other written communication under or in connection with any Transaction Document from any Person other than the Buyer, the Servicer or any Third Party Financier, copies of the same.

             (iv)  Other Information.  Such other information (including
                   -----------------
      nonfinancial information) as Buyer (or any of its assignees) may from time to time reasonably request.

             (b)   Notices.  Each Seller will notify Buyer in writing of any of
                   -------
the following within seven (7) Business Days after learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

             (i)   Insolvency Events.  The occurrence of each Insolvency Event
                   -----------------
      with respect to such Seller, by a statement of the treasurer, controller or senior financial officer of such Seller; and

             (ii)  Litigation.  The institution of any litigation, arbitration
                   ----------
      proceeding or governmental proceeding against such Seller or any of its Subsidiaries, or to which such Seller or any of its Subsidiaries becomes party, in either case (i) with respect to any Third Party Document or (ii) which could reasonably be expected to have a Material Adverse Effect on any Third Party Financier or Buyer.

       SECTION 6.3 Negative Covenants.  From the date hereof until the
                   ------------------
first day following the Purchase Termination Date on which all Obligations of the Sellers shall have been finally and fully paid, unless Buyer shall otherwise give its prior written consent, each Seller hereby agrees that it will perform the covenants and agreements set forth in this section.

             (a)   Sales, Liens, Etc.  Except as otherwise provided herein,
                   ------------------
      such Seller's Operative Document or in any Third Party Document and except for Permitted Adverse Claims, such Seller will not (i)(A) sell, assign (by operation of law or otherwise) or otherwise transfer to any Person, (B) pledge any interest in, (C) grant, create, incur, assume or permit to exist any Adverse Claim (other than Permitted Adverse Claims) to or in favor of any Person upon or with respect to, or (D) cause to be filed any financing statement or equivalent document relating to perfection with respect to any Transferred Asset or any Contract related to any Purchased Receivable, or upon or with respect to any lockbox or account to which any Collections of any such Purchased Receivable or any Related Assets are sent or any interest therein under the applicable Third Party Document(s), or (ii) assign to any Person any right to receive income from or in respect of any of the foregoing.

             In the event that such Seller fails to keep any Specified Assets free and clear of any Adverse Claim (other than Permitted Adverse Claims), Buyer may (without limiting its other rights with respect to such Seller's breach of its obligations hereunder) make reasonable expenditures necessary to release the Adverse Claim. Buyer shall be entitled to indemnification for any such expenditures pursuant to the indemnification provisions of Article X. Alternatively, Buyer may deduct such
                    ---------
      expenditures as an offset to the Purchase Price owed to such Seller hereunder.

             (b) Extension or Amendment of Receivables, Change in Credit and
                 -----------------------------------------------------------
      Collection Policy or Contracts.  Such Seller will not, (i) without the
      ------------------------------
      prior written consent of Buyer, which consent will not be unreasonably withheld, extend, amend or otherwise modify the terms of any Purchased Receivable or Related Contract in a manner that would have a substantial likelihood of having a Material Adverse Effect on any Third Party Financier or Buyer or (ii) change the terms and provisions of the Underwriting Guidelines and Policies and Procedures Manual in any material respect unless (x) with respect to collection policies, the change is made with the prior written approval of Buyer and no Material Adverse Effect on any Specified Assets or any Third Party Financier would result, (y) with respect to collection procedures, the change is made with prior written notice to Buyer and no Material Adverse Effect on any Specified Assets or any Third Party Financier would result and (z) with respect to accounting policies relating to Purchased Receivables that have become Write-Offs, the change is made in accordance with GAAP.

             (c) Change in Payment Instructions to Obligors.  Except as
                 ------------------------------------------
      otherwise provided in the applicable Third Party Documents, such Seller will not (i) add or terminate any bank as an Lockbox Bank from those listed in the letter referred to in Section 5.1(o) unless, prior to any
                                          --------------
      such addition or termination, Buyer and the Third Party Financiers shall have received not less than five Business Days' prior written notice of the addition or termination and, not less than five Business Days prior to the effective date of any such proposed addition or termination, Buyer and the Third Party Financiers shall have received (A) counterparts of the applicable type of Account Agreement with each new Lockbox Bank, duly executed by such new Lockbox Bank and all other parties thereto and (B) copies of all other agreements and documents signed by the Lockbox Bank and such other parties with respect to any new Lockbox Account, all of which agreements and documents shall be reasonably satisfactory in form and substance to Buyer and the Third Party Financiers, or (ii) make any change in its instructions to Obligors, given in accordance with Section
                                                                       -------
      5.1(o), regarding payments to be made to such Seller or payments to be
      ------
      made to any Lockbox Bank, other than changes in the instructions that direct

      Obligors to make payments to another Lockbox Account at such Lockbox Bank or another Lockbox Account.

             (d) Change in Name.  Such Seller will not (i) change its corporate
                 --------------
      or organizational name or (ii) change the name under or by which it does business in any manner that would or may make any financing statement filed by Seller in accordance herewith seriously misleading within the meaning of Section 9-402(7) of the UCC, in each case unless Seller shall have given Buyer and any Third Party Financier 30 days' prior written notice thereof and unless, prior to any change in name, such Seller shall have taken and completed all action required by Section 7.3.
                                                      -----------

             (e) Accounting for Purchases.  Each Seller shall prepare its
                 ------------------------
      financial statements in accordance with GAAP, and any financial statements that are made publicly available and which are consolidated to include Buyer will contain footnotes stating that such Seller has sold its Purchased Receivables. Each Seller shall not prepare any financial statements that account for the transactions contemplated in this Agreement in any manner other than as a sale of the Specified Assets by such Seller to Buyer, or in any other respect account for or treat the transactions contemplated in this Agreement (including but not limited to accounting and, where taxes are not consolidated, for tax reporting purposes) in any manner other than as a sale of the Specified Assets by such Seller to Buyer.

                                  ARTICLE VII
                     ADDITIONAL RIGHTS AND OBLIGATIONS IN
                        RESPECT OF THE SPECIFIED ASSETS


      SECTION 7.1  Rights of Buyer.  (a) Subject to Section 7.4(b), each
                   ---------------                  --------------
Seller hereby authorizes Buyer and/or its designees to take any and all steps in Seller's name and on behalf of such Seller that Buyer and/or its designees determine are reasonably necessary or appropriate to collect all amounts due under any and all Specified Assets, including endorsing the name of such Seller on checks and other instruments representing Collections and enforcing such Seller's rights under such Specified Assets.

             (b) Buyer shall have no obligation to account for, to replace, to substitute or to return any Specified Asset to any Seller. Buyer shall have no obligation to account for, or to return Collections, or any interest or other finance charge collected pursuant thereto, to any Seller, irrespective of whether such Collections and charges are in excess of the Purchase Price for the Specified Assets.

             (c) Buyer shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Specified Assets, and all of Buyer's right, title and interest in, to and under this Agreement.

             (d) Buyer shall have the sole right to retain any gains or profits created by buying, selling or holding the Specified Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

       SECTION 7.2  Responsibilities of the Sellers.  Anything herein to the
                    -------------------------------
contrary notwithstanding, each Seller hereby agrees:

             (a) to deliver directly to Buyer, as soon as practicable following receipt thereof, any Collections, less any cash collections or other cash proceeds received with respect to indebtedness not constituting Purchased Receivables nor the Related Assets, and agrees that all such Collections shall be deemed to be received in trust for Buyer and shall be maintained and segregated separate and apart from all other funds and moneys of such Seller until delivery of such Collections to Buyer;

             (b) to perform all of its obligations hereunder and under the Contracts related to the Purchased Receivables and Related Assets to the same extent as if the Purchased Receivables had not been sold hereunder, and the exercise by Buyer or its designee or assignee of Buyer's rights hereunder or in connection herewith shall not relieve such Seller from any of its obligations under the Related Contracts or Related Assets related to the Receivables;

             (c) such Seller hereby grants to Buyer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by Buyer (whether or not from such Seller) in connection with any Specified Assets; and

             (d) to the extent that such Seller does not own the computer software that Seller uses to account for Purchased Receivables, such Seller shall use reasonable efforts to provide Buyer with such licenses, sublicenses and/or assignments of contracts as Buyer shall require with regard to all services and computer hardware or software used by such Seller that relate to the servicing of any Transferred Asset.

      SECTION 7.3   Further Action Evidencing Purchases.  Such Seller agrees
                    -----------------------------------
that from time to time, at its expense, it will promptly, upon reasonable request, execute and deliver all further instruments and documents, and take all further action, in order to perfect, protect or more fully evidence the purchase by Buyer or contribution to Buyer of the Purchased Receivables and the Related Assets under this Agreement, or to enable Buyer to exercise or enforce any of its rights under any Transaction Document. Each Seller further agrees that from time to time, at its expense, it will promptly, upon request, take all action that Buyer may reasonably request in order to perfect, protect or more fully evidence the purchase or contribution of the Purchased Receivables and the Related Assets or to enable Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, each Seller will:

             (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as Buyer or the then Third Party Financiers may reasonably determine to be necessary or appropriate,

             (b) mark the master data processing records evidencing the Receivables with the following legend:

             "THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO ALLIANCE LAUNDRY RECEIVABLES WAREHOUSE LLC ("BUYER") PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF MAY 5, 1998, AMONG ALLIANCE LAUNDRY SYSTEMS LLC, CERTAIN OF ITS SUBSIDIARIES AND BUYER"; and

             (c) place such legend on the original chattel paper as reasonably requested by the applicable Third Party Financier.

      Each Seller hereby authorizes Buyer or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Purchased Receivables and Related Assets of such Seller, in each case whether now existing or hereafter generated by such Seller. Except for material performance obligations of such Seller to any Obligor hereunder or under any of the Contracts, if (i) such Seller fails to perform any of its agreements or obligations under this Agreement and does not remedy the failure within the applicable cure period, if any, and (ii) Buyer in good faith reasonably believes that the performance of such agreements and obligations is necessary or appropriate to protect its interests under this Agreement, then Buyer or its designee may (but shall not be required to) perform, or cause performance of, such agreement or obligation and the reasonable expenses of Buyer or its designee or assignee incurred in connection with such performance shall be payable by such Seller as provided in Section
                                                                     -------
10.1.
----

       SECTION 7.4   Collection of Receivables; Rights of Buyer and Its
                     --------------------------------------------------
Assignees. (a) Each Seller hereby transfers to Buyer the ownership of, and the exclusive dominion and control over, each of the Lockbox Accounts and all related lock-boxes owned by such Seller, and such Seller hereby agrees to take any further action that Buyer may reasonably request in order to effect or complete the transfer. Each Seller further agrees to use reasonable efforts to prevent funds other than proceeds of the Specified Assets from being deposited in any Lockbox Account except as otherwise contemplated in the Lockbox Agreements.

             (b) Buyer may, at any time after a Servicer Default has occurred and is existing, direct the Obligors of Receivables originated by any Seller to pay all amounts payable under any Specified Asset originated by such Seller directly to Buyer or its designees. Furthermore, any such Seller shall, at the request of Buyer and at such Seller's expense, promptly give notice of Buyer's interest in such Purchased Receivables to each Obligor and direct that payments be made directly to Buyer or its designee, which notice shall be acceptable in form and substance to Buyer. In addition, such Seller hereby authorizes Buyer to take any and all steps in such Seller's name and on its behalf that are necessary or desirable, in the reasonable determination of Buyer, to collect all amounts due under any and all Specified Assets originated by such Seller, including endorsing such Seller's name on checks and other instruments representing Collections and enforcing such Specified Assets and the Contracts related to the Purchased Receivables originated by such Seller.

             (c) At any time when (i) a Servicer Default shall have occurred with respect to a Seller and remain continuing or (ii) a Servicer other than a Seller has been designated, such Seller shall, at Buyer's request, assemble all of the Records that evidence the Purchased Receivables originated by such Seller and the Related Assets thereto and the Contracts related to such Purchased Receivables, or that are otherwise necessary or desirable to collect such Receivables or Related Assets, and make the same available to Buyer or its designee at a place selected by Buyer or its designee.



                                 ARTICLE VIII
                         ADMINISTRATION AND COLLECTION

       SECTION 8.1   Designation of Servicer.  (a)  The servicing,
                     -----------------------
administration and collection of the Receivables shall be conducted by Buyer or a Servicer so designated from time to time in accordance with the applicable Third Party Documents. Unless otherwise provided in the applicable Third Party Documents, ALS is hereby designated as, and hereby agrees to act as servicer (ALS, in such capacity, the "Servicer") for all Specified Assets.

      (b) ALS further agrees that it shall be directly liable to the Third Party Financiers for the full and prompt performance of servicing the Specified Assets.

      (c) Without the prior written consent of Buyer and its assignees, ALS shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person. If at any time any Person other than ALS or Buyer shall be designated as servicer with respect to any Receivables pursuant to the applicable Third Party Documents, all duties and responsibilities theretofore delegated hereunder by Buyer to the Servicer with respect to such Receivables shall be terminated immediately by written notice given by Buyer to the Servicer.

       SECTION 8.2   Duties of Servicer.  (a)   The Servicer shall take or
                     ------------------
cause to be taken all such actions as may be necessary or advisable to collect each Receivable, originated by each Seller, from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Underwriting Guidelines and Policies and Procedures Manual.

      (b) The Servicer shall perform the same obligations that the Servicer owes, as Seller, under Section 7.2 above to the same extent that it shall owe
                       -----------
thereunder.

      (c) With respect to any Purchased Receivable, the Servicer may, in accordance with the Underwriting Guidelines and Policies and Procedures Manual, extend the maturity of such Purchased Receivable or adjust the Outstanding Balance of such Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Purchased Receivable as a Defaulted Receivable or limit the rights of any Third Party Financier under the applicable Third Party Documents. Notwithstanding anything to the contrary contained herein, from and after the occurrence of a Servicer Default with respect to the Servicer, Buyer shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to such Purchased Receivable or to foreclose upon or repossess any Related Assets thereto.

      (d) To the extent of the Purchased Receivables and Related Assets thereto, the Servicer shall hold in trust for Buyer and its assignees, in accordance with their respective interests, all Records that evidence or relate to such Purchased Receivables, such Related Assets or that are otherwise necessary or desirable to collect such Purchased Receivables and shall, as soon as practicable upon demand of Buyer at Buyer's expenses, deliver or make available to Buyer all such Records at the chief executive office of ALS. The Servicer shall, as soon as practicable following receipt thereof, turn over to Buyer all Collections of any Purchased Receivables, less any cash collections or other cash proceeds received with respect to indebtedness not constituting Purchased Receivables.

      (e) Any payment by an Obligor in respect of any indebtedness owed by it to any Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by Buyer, be applied as a Collection of any Purchased Receivable of such Obligor (starting with the oldest such Purchased Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

      SECTION 8.3   Lockbox Account Agreements.  Subject to the Lockbox
                    --------------------------
Agreements, each Seller hereby transfers to Buyer, effective concurrently with the initial Purchase hereunder (or, if any Lockbox Account is not in existence on such date, concurrently with the opening of such account), the exclusive ownership and control of the Lockbox Accounts, and such Seller shall claim no further right, title and/or interest in and to any such Lockbox Accounts nor any rights to withdraw funds therefrom. Each Seller hereby authorizes Buyer, and agrees that Buyer shall be entitled to (i) endorse such Seller's name on checks and other instruments representing Collections, (ii) enforce the Purchased Receivables originated by such Seller, the related Contracts and the Related Assets thereto and (iii) take such action as shall be reasonably necessary or desirable to cause all cash, checks and other instruments constituting Collections of such Purchased Receivables to come into the possession of Buyer and its designees rather than Seller.

      SECTION 8.4   Responsibilities of the Sellers.  Anything herein to the
                    -------------------------------
contrary notwithstanding, the exercise by Buyer (or its assignees) of its rights hereunder shall not release the Servicer or any Seller from any of their duties or obligations with respect to any Purchased Receivables or under the related Contracts. Neither Buyer nor any of its assignees (including the

Servicer) shall have any obligation or liability with respect to any Purchased Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of any Seller.

      SECTION 8.5   Data Pool Reports.  (a)  At least one Business Day prior
                    -----------------
to a Funding Date, the Servicer on behalf of the Sellers shall prepare and forward to Buyer a Funding Date Data Pool Report.

             (b) On each Monthly Report Date, the Servicer shall prepare and forward to Buyer a Monthly Data Pool Report.

      SECTION 8.6   Servicer Fee.  In consideration of the Servicer's
                    ------------
agreement to perform the duties and obligations imposed on it under this Agreement, Buyer hereby agrees that, Buyer shall pay over to the Servicer a monthly fee in an amount equal to (i) a per annum rate not to exceed 1.0% agreed to by Buyer and the Servicer from time to time, multiplied by (ii) the average
                                                -------------
Unpaid Balance of the Purchased Receivables serviced by the Servicer and held by Buyer (without taking account of any right or any (beneficial) interest held by the Third Party Financiers) during the preceding Settlement Period, such fee to be calculated to provide such Servicer with reasonable compensation for its servicing activities.


                                  ARTICLE IX
                                  TERMINATION

       SECTION 9.1   Termination by the Sellers.  The Sellers may terminate
                     --------------------------
all of their agreements to sell Receivables hereunder to Buyer by giving Buyer not less than ten Business Days' prior written notice of their election not to continue to sell any Trade Receivables or Equipment Loans to Buyer; provided that such notice must be given as to all Sellers and provided, further, that such notice shall specify the effective date of such termination. Buyer shall notify the Third Party Financiers within five Business Days of receiving any such termination notice.

       SECTION 9.2   Automatic Termination.  (a) The agreement of each Seller
                     ---------------------
to sell any Trade Receivables or Equipment Loans hereunder, and the agreement of Buyer to purchase such receivables from such Seller hereunder, shall terminate automatically upon the first date on which all payment Obligations owed by Buyer to all then existing Third Party Financiers shall become due and payable; provided, however, that if, at any time prior to such date, an event specified in the definition of Insolvency Event occurs with respect to such Seller (without regard to the 60 day grace period specified in paragraph (ii) of that definition) as a result of a bankruptcy proceeding being filed against such Seller, then on and after the date on which such bankruptcy proceeding is filed until the dismissal of the proceeding Buyer shall not purchase any Receivables from such Seller.

             (b) If the Internal Revenue Service or the PBGC files one or more Tax or ERISA Liens against the assets of Buyer (including Receivables), then (unless no Material Adverse Effect on Buyer or any Third Party Financier would arise) Buyer shall not purchase any Receivables from any Seller.

             (c) If the Internal Revenue Service or the PBGC files one or more Tax or ERISA Liens against the assets of any Seller (including Receivables), then (unless no Material Adverse Effect on Buyer or any Third Party Financier would arise) Buyer shall not purchase any Receivables from such Seller.


                                   ARTICLE X
                                INDEMNIFICATION

       SECTION 10.1   Indemnities by the Sellers.  Without limiting any other
                      --------------------------
rights that any RPA Indemnified Party (as defined below) may have hereunder or under applicable law, each Seller agrees to indemnify Buyer, each of its successors, permitted transferees and assigns, and all officers, directors, shareholders, controlling Persons, employees, affiliates and agents of any of the foregoing (each of the foregoing Persons being individually called a "RPA Indemnified Party"), forthwith on demand, from and against any and an damages, losses, claims (whether on account of settlements or otherwise), judgments, liabilities and related reasonable costs and expenses (including reasonable attorneys' fees and disbursements) awarded against or incurred by any of them arising out of or as a result of any of the following (all of the foregoing being collectively called "RPA Indemnified Losses"):

             (a) any representation or warranty made in writing by such Seller (or any of its Authorized Officers) under any of the Transaction Documents, any Seller Assignment Certificate, any Funding Date Data Pool Report, any Monthly Data Pool Report or any other information or report delivered by or on behalf of Seller with respect to such Seller or the Purchased Receivables or Related Assets originated by such Seller, that contained any untrue statement of a material fact or omitted to state material facts necessary to make the statements not misleading when made;

             (b) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any Purchased Receivable or any Related Asset or to comply with any Contract related thereto, or the nonconformity of any Purchased Receivable, the related Contract or any Related Assets with any such applicable law, rule or regulation,

             (c) the failure to vest and maintain vested in Buyer a first priority perfected ownership interest in the Purchased Receivables originated by such Seller, the Related Assets, the related Collections and the proceeds of each of the foregoing, free and clear of any Adverse Claim, other than a Permitted Adverse Claim;

             (d) any failure of such Seller to perform its duties or obligations in accordance with the provisions of this Agreement;

             (e) any products liability claim, personal injury or property damage suit, environmental liability claim or any other claim or action by a party other than Buyer of whatever sort, whether sounding in tort, contract or any other legal theory, arising out of or in connection with the goods or services that are the subject of any Specified Assets with respect thereto or Collections thereof;

             (f) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Specified Assets or Collections, whether at the time of any sale or at any subsequent time;

             (g) any dispute, claim, offset or defense (other than the discharge in bankruptcy) of an Obligor to the payment of any Purchased Receivable originated by such Seller or Related Asset thereto, or purported Purchased Receivable or Related Asset thereto, including a defense based on such Receivable's or the related Contract's not being a legal, valid and binding obligation of the Obligor enforceable against it in accordance with its terms; and

             (h) any tax or governmental fee or charge (other than franchise taxes and taxes on or measured by the net income of Buyer or any of its assignees), all interest and penalties thereon or with respect thereto, and all reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, that may arise by reason of the purchase or ownership of the Purchased Receivables originated by such Seller or any Related Asset connected with any such Purchased Receivables.

Notwithstanding the foregoing (and with respect to clause (ii) below, without
                                                   -----------
prejudice to the rights that Buyer may have pursuant to the other provisions of this Agreement or the provisions of any of the other Transaction Documents), in no event shall any RPA Indemnified Party be indemnified for any RPA Indemnified Losses (i) resulting from gross negligence or willful misconduct on the part of the RPA Indemnified Party (or gross negligence or willful misconduct on the part of its officers, directors, employees, affiliates or agents) or the failure of such RPA Indemnified Party to perform its obligations under the Transaction Documents, (ii) to the extent the same includes losses in respect of Purchased Receivables and reimbursement therefor that would constitute credit recourse to such Seller for the amount of any Purchased Receivable or Related Asset not paid by the related Obligor, (iii) resulting from the action or omission of the Servicer (unless the Servicer is an ALS Person), (iv) to the extent the same are or result from lost profits, (v) to the extent the same are or result from taxes on or measured by the net income of the RPA Indemnified Party and (vi) to the extent the same constitute consequential, special or punitive damages.

          If for any reason the indemnification provided above in this section is unavailable to a RPA Indemnified Party or is insufficient to hold a RPA Indemnified Party harmless, then such Seller shall contribute to the maximum amount payable or paid to the RPA Indemnified Party as a result of the loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the RPA Indemnified Party on the one hand and such Seller on the other hand, but also the relative fault of the RPA Indemnified Party (if any) and such Seller and any other relevant equitable considerations.

                                  ARTICLE XI
                                 MISCELLANEOUS


       SECTION 11.1   Amendments; Waivers, Etc.  (a) The provisions of this
                      -------------------------
Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and signed by Buyer and each Seller (with respect to an amendment) or by Buyer (with respect to a waiver or consent by it) and subject to the procedural requirements, if any, set forth in the applicable Third Party Documents, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Agreement shall not be amended unless Buyer shall have delivered the proposed amendment to the then existing Third Party Financiers at least ten Business Days (or such shorter period as shall be acceptable to each of them) prior to the execution and delivery thereof and such amendment would not result in any Material Adverse Effect on the rights or interests of any Third Party Financier under the applicable Third Party Documents.

             (b) No failure or delay on the part of Buyer, any RPA Indemnified Party, or any Third Party Financier in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Buyer or any Third Party Financier under this Agreement shall, except as may otherwise be stated in the waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

       SECTION 11.2   Notices, Etc.  All notices and other communications
                      -------------
provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by the party in a written notice to the other parties hereto given in accordance with this section. All notices and communications provided for hereunder shall be effective, (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid and properly addressed,
(c) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means and (d) if sent by overnight courier, two Business Days after having been given to the courier unless sooner received by the addressee.

       SECTION 11.3   Cumulative Remedies.  The remedies herein provided are
                      -------------------
cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Seller hereby authorizes Buyer, at any time and from time to time, to the fullest extent permitted by law, to set-off, against any Obligations of any Seller to Buyer that are then due and payable or that are not then due and payable from a Seller to Buyer but have then accrued, any and all indebtedness or other obligations at any time owing to any Seller by Buyer to or for the credit or the account of any Seller or that are not then due and payable from Buyer to a Seller but have then accrued.

       SECTION 11.4   Binding Effect; Assignability; Survival of Provisions.
                      -----------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of Buyer and the Sellers and their respective successors and permitted assigns. No Seller may assign any of its rights hereunder or any interest herein unless (i) it has obtained the prior written consent of Buyer and (ii) such amendment would not result in any Material Adverse Effect on the rights and interests of any Third Party Financier under the applicable Third Party Documents. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the first date following the Purchase Termination Date, but not later than the date on which the Obligations payable to all Third Party Financiers shall have been fully paid or such other time as the parties hereto shall agree and as to which the Third Party Financiers shall have given their prior written consent, which consent shall not be unreasonably withheld or delayed. The rights and remedies with respect to any breach of any representation and warranty made by a Seller pursuant to Article V and the indemnification and payment provisions of Article
            ---------                                                   -------
X and Section 11.6 shall be continuing and shall survive any termination of this
-     ------------
Agreement.

       SECTION 11.5   Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN
                      -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF BUYER IN THE RECEIVABLES AND THE RELATED ASSETS ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

       SECTION 11.6   Costs, Expenses and Taxes.   In addition to the
                      -------------------------
obligations of the Sellers under Article X, the Sellers agree jointly and
                                 ---------
severally to pay on demand:

             (a) all reasonable out-of-pocket and other costs and expenses in connection with the enforcement of this Agreement, the Seller Assignment Certificates or the other Transaction Documents by Buyer or any successor in interest to Buyer, and

             (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, and the filing and recording, of this Agreement or the other Transaction Documents, and agrees to indemnify each RPA Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay the taxes and fees; provided however, that in no event shall any Seller be liable for or pay any taxes (or interest, penalties, or additions to tax with respect thereto) imposed upon or measured by the income of any RPA Indemnified Party or any taxes imposed in lieu of income taxes.

      SECTION 11.7   Submission to Jurisdiction. Each party hereto hereby
                     --------------------------
irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal Court sitting in the Borough of Manhattan in the City of New York, New York over any action or proceeding arising out of or relating to the Transaction Documents, and hereby (A) irrevocably agrees that all claims in respect of the action or proceeding may be heard and determined in such State or Federal Court,
(B) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of the action or proceeding, and (C) irrevocably appoints LEXIS

DOCUMENT SERVICES (the "Process Agent"), with an office on the date hereof at 194 Washington Avenue, New York, New York 12210, as its agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process that may be served in any action or proceeding. The service may be made by mailing or delivering a copy of the process to Buyer or the applicable Seller in care of the Process Agent at the Process Agent's above address, and Buyer and each Seller hereby irrevocably authorizes and directs the Process Agent to accept the service on its behalf.

          As an alternative method of service, each of Buyer and the Sellers also irrevocably consents to the service of any and all process in any action or proceeding by the mailing of copies of the process to Buyer or a Seller (as applicable) at its address specified herein. Nothing in this section shall affect the right of any party hereto to serve legal process in any other manner permitted by law or affect the right of any party hereto to bring any action or proceeding against the other party or any of its properties in the courts of any other jurisdiction.

       SECTION 11.8   Waiver of Jury Trial.  Each party hereto waives any
                      --------------------
right to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to the Transaction Documents or any amendment, instrument, document or agreement delivered or that may in the future be delivered in connection therewith or arising from any course of conduct, course of dealing, statements (whether verbal or written), actions of either of the parties hereto or any other relationship existing in connection with the Transaction Documents, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

       SECTION 11.9  Integration.  This Agreement and the other Transaction
                     -----------
Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall together constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

       SECTION 11.10  Counterparts.  This Agreement may be executed in any
                      ------------
number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

       SECTION 11.11  Acknowledgment and Consent.  (a) The Sellers acknowledge
                      --------------------------
that, contemporaneously herewith, Buyer is transferring and otherwise conveying to the Third Party Financiers all of Buyer's right, title and interest in, to and under the Specified Assets and this Agreement pursuant to the applicable Third Party Documents. The Sellers hereby consent to the sale, transfer, assignment, set over and otherwise conveyance to the Third Party Financiers by Buyer of an right, title and interest of Buyer in, to and under the Specified Assets and all of Buyer's rights to receive payments and pursue remedies under the applicable Third Party Documents (whether arising pursuant to the terms of this Agreement or otherwise available at law or in equity). Each Seller further consents and agrees that each Third Party Financier shall be a third party beneficiary of those obligations of such Seller under this Agreement and shall be entitled to enforce such obligations as if such Third Party Financier were a party to this Agreement.

             (b) The Sellers hereby agree to execute all agreements, instruments and documents, and to take all other action, that Buyer reasonably determines is necessary or appropriate to evidence its consent described in subsection (a) above.
--------------

       SECTION 11.12  No Partnership or Joint Venture.  Nothing contained in
                      -------------------------------
this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

       SECTION 11.13  No Proceedings.  Each Seller hereby agrees that it will
                      --------------
not institute against Buyer, or join any other Person in instituting against Buyer, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Insolvency Event) so long as any Obligation payable to any Third Party Financier shall be due and unpaid or there shall not have elapsed one year plus one day since the last day on which any such Obligations shall have been due and unpaid. The foregoing shall not limit the right of a Seller to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against Buyer by any Person other than a Seller or any other ALS Person (provided that no such action may be taken by a Seller until such proceeding has continued undismissed, unstayed and in effect for a period of 10 days).

       SECTION 11.14  Severability of Provisions.  If any one or more of the
                      --------------------------
covenants, agreements, provisions or terms of this Agreement or any of the other Transaction Documents shall for any reason whatsoever be held invalid, then the unenforceable covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement or the other Transaction Documents (as applicable) and shall in no way affect the validity or enforceability of the other provisions of this Agreement or any of the other Transaction Documents.

       SECTION 11.15  Recourse to Buyer.  Except to the extent expressly
                      -----------------
provided otherwise in the Transaction Documents, the obligations of Buyer under the Transaction Documents to which it is a party are solely the obligations of Buyer, and no recourse shall be had for payment of any fee payable by or other obligation of or claim against Buyer that arises out of any Transaction Document to which Buyer is a party against any director, officer or employee of Buyer. The provisions of this section shall survive the termination of this Agreement.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              ALLIANCE LAUNDRY SYSTEMS LLC,
                                 as Seller

                              By:    /s/ Bruce P. Rounds
                              Title:  Vice President and Chief Financial Officer

                              Address:    Shepard and Hall Streets
                                          Ripon, Wisconsin 54971-0990

                              Attention:  Bruce P. Rounds
                              Telephone:  (920) 748-3121
                              Facsimile:  (920) 748-4429

                              ALLIANCE COMMERCIAL APPLIANCES
                              RECEIVABLES LLC,
                                 as Seller

                              By:   /s/ John Adams
                              Title:  President

                              Address:  Shepard and Hall Streets
                                        Ripon, Wisconsin 54971-0990

                              Attention: John Adams
                              Telephone: (920) 748-3121
                              Facsimile: (920) 748-4429

                              ALLIANCE COMMERCIAL APPLIANCES
                              FINANCE LLC,
                                 as Seller

                              By:   /s/ John Adams
                              Title:  President

                              Address:  Shepard and Hall Streets
                                        Ripon, Wisconsin 54971-0990

                              Attention:  John Adams
                              Telephone:  (920) 748-3121
                              Facsimile:  (920) 748-4429

                              ALLIANCE LAUNDRY RECEIVABLES
                              WAREHOUSE LLC,
                                 as Buyer

                              By:   /s/  John Adams
                              Title:  President

                              Address:  Shepard and Hall Streets
                                        Ripon, Wisconsin 54971-0990

                              Attention:  John Adams
                              Telephone:  (920) 748-3121
                              Facsimile:  (920) 748-4429

                                                                       EXHIBIT A

                          FORM OF PURCHASE MONEY NOTE
                          ---------------------------

                                                                     May 5, 1998


     FOR VALUE RECEIVED, the undersigned, ALLIANCE LAUNDRY RECEIVABLES WAREHOUSE LLC, a Delaware limited liability company ("Buyer"), promises to pay to ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company ("ALS" and together with its successors and assigns, the "Holder"), on the terms and subject to the conditions set forth in this promissory note (this "Note") and in the Receivables Purchase Agreement of even date herewith (the "Agreement") between Buyer and the Sellers, an amount equal to the aggregate unpaid purchase price for Specified Assets Receivables owed by Buyer to the Sellers pursuant to
Article III of the Agreement. Such amount, as shown in the records of ALS, will be rebuttable presumptive evidence of the principal amount and interest owing under this Note. ALS holds this note for the benefit of the Sellers.

     1.   Purchase Agreement.  This Note is the Purchase Money Note described
          ------------------
in, and is subject to the terms and conditions set forth in, the Agreement. Reference is hereby made to the Agreement for a statement of certain other rights and obligations of Buyer and ALS

     2.   Rules of Construction; Definitions.  Certain rules of construction
          ----------------------------------
governing the interpretation of this Note are set forth in Appendix A to the
                                                           ----------
Agreement and, except as otherwise specifically provided herein, capitalized terms used but not defined herein have the meanings ascribed to them in Appendix
                                                                        --------
A to the Agreement.  In addition, as used herein, the following terms have the
-
following meanings:

          "Highest Lawful Rate" has the meaning set forth in paragraph 9.
                                                             -----------

          "Reference Rate" means the applicable Prime Rate.

     3.   Interest.  Buyer promises to pay interest on the aggregate unpaid
          --------
principal amount of this Note outstanding on each day at an adjustable rate per annum equal to the Reference Rate in effect on such day.

     4.   Interest Payment Dates.  (a) Buyer shall pay accrued interest on this
          ----------------------
Note on each Settlement Date and on the Seller Maturity Date. Buyer also shall pay accrued interest on the principal amount of each prepayment hereof on the last day of each calendar month.

          (b) Notwithstanding the provisions of paragraph 4(a), in the event
                                                --------------
that on the date an interest payment is due hereunder the amount of funds available therefor pursuant to the applicable Third Party Documents is insufficient to pay any amount due pursuant to paragraph 4(a), then interest
                                               --------------
shall be payable only to the extent that funds are available therefor. All interest on this Note that is not paid when due pursuant to this paragraph shall be payable on the next date on which an interest payment on this Note is due and on which funds are available therefor after giving effect to the payments under the applicable Third Party Documents, and all such unpaid interest shall accrue interest at the Reference Rate until paid in full.

     5.   Basis of Computation.  Interest accrued hereunder shall be computed
          --------------------
for the actual number of days elapsed on the basis of a 360-day year.

     6.   Principal Payment Dates.  Any unpaid principal of this Note shall only
          -----------------------
become due and payable on the Seller Maturity Date. Subject to the provisions set forth in paragraph 7 below, the principal amount of and accrued interest on this Note may be prepaid on any Business Day without premium or penalty; provided, that no prepayment shall be made by Buyer to the extent that such prepayment would result in a default in the payment of any other amount required to be paid by Buyer under any Transaction Document.

     7.   Subordination.  The indebtedness evidenced by this Note is
          -------------
subordinated to the extent provided below to the prior payment in full of all of Buyer's payment obligations under the Loan and Security Agreement dated as of May 5, 1998 by and among Buyer, the financial institutions party thereof as lenders (the "Lenders") and LCPI, as the "Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Loan and Security Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Lenders and/or any of their respective assignees (collectively, the "Senior Claimants") under the Loan and Security Agreement. Following the occurrence of any Default or Event of Default under the Loan and Security Agreement and continuing until the earlier to occur of (i) the cure or waiver by the Senior Claimants of such Default or Event of Default and (ii) the date on which all outstanding amounts owing under the Loan and Security Agreement (all such amounts, collectively, the "Senior Claim") have been paid in full, ALS shall not demand, accelerate, sue for, take, receive or accept from Buyer, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security in respect of all or any of the indebtedness under this Note or exercise any remedies or take any action or proceeding to enforce the same. Should any payment, distribution or security or proceeds thereof be received by ALS in violation of the immediately preceding sentence, ALS agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

     8.   General.  No failure or delay on the part of the Holder in exercising
          -------
any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by Buyer and ALS, and (b) all consents required for such actions under the Transaction Documents and the Third Party Documents shall have been received by the appropriate Persons.

     9.   Limitation on Interest.  Notwithstanding anything in this Note to the
          ----------------------
contrary, Buyer shall never be required to pay unearned interest on any amount outstanding hereunder, and shall never be required to pay interest on the principal amount outstanding hereunder, at a rate in excess of the maximum non-usurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the "Highest Lawful Rate"). If the effective rate of interest that would otherwise be payable under this Note would exceed the Highest Lawful Rate, or the Holder shall receive any unearned interest or shall receive monies that are deemed to constitute interest that would increase the effective rate of interest payable by Buyer under this Note to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest that would otherwise be payable by Buyer under this Note shall be reduced to the amount allowed by applicable law, and (b) any unearned interest paid by Buyer or any interest paid by Buyer in excess of the Highest Lawful Rate shall be refunded to Buyer. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Holder under this Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made, to the extent permitted by applicable usury laws (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder aid interest at any time contracted for, charged or received by ALS in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Holder on any date shall be computed at the Highest Lawful Rate pursuant to the provisions of the foregoing sentence, and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Holder would be less than the amount of interest payable to the Holder computed at the Highest Lawful Rate, then the amount of interest payable to the Holder in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate until the total amount of interest payable to the Holder shall equal the total amount of interest that would have been payable to the Holder if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

     10.  No Negotiation.  This Note is not negotiable.
          --------------

     11.  Governing Law.  THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER
          -------------
AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     12.  Security Interest.  The Seller may grant a security interest in or
          -----------------
otherwise pledge this Note as security, and any Person to whom such security interest is granted or to whom this Note is pledged shall be bound by, and for all purposes takes this Note subject to, the restrictions and other provisions set forth herein.

     13.  Captions.  Paragraph captions used in this Note are provided solely
          --------
for convenience of reference and shall not affect the meaning or interpretation of any provision of this Note.


                              ALLIANCE LAUNDRY RECEIVABLES WAREHOUSE LLC


                              By:___________________________________________
                              Title:________________________________________

                                                                       EXHIBIT B

                                    FORM OF
                         SELLER ASSIGNMENT CERTIFICATE
                         -----------------------------


     Reference is made to the Receivables Purchase Agreement of even date herewith (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the "Agreement") between Alliance Laundry Systems LLC, certain of its subsidiaries and Alliance Laundry Receivables Warehouse LLC ("Buyer"). Unless otherwise defined herein, capitalized terms used herein have the meanings provided in Appendix A to the Agreement.
                                          ----------

     The undersigned (the "Seller") hereby sells, transfers, assigns, sets over and conveys unto Buyer and its successors and assigns all right, title and interest of the Seller in, to and under:

          i. each Trade Receivable listed in any Funding Date Data Pool Report. to be delivered to Buyer,

          ii. each Equipment Loan listed in any Funding Date Data Pool Report. to be delivered to Buyer,

          iii all Related Security with respect to all Receivables described above,

          iv.  all proceeds of the foregoing, including Collections, and

          v.   all Records relating to any of the foregoing.

     This Seller Assignment Certificate is made without recourse but on the terms and subject to the conditions set forth in the Transaction Documents to which the Seller is a party. The Seller acknowledges and agrees that Buyer is accepting this Seller Assignment Certificate in reliance on the representations, warranties and covenants of the Seller contained in the Transaction Documents to which the Seller is a party.

     THIS SELLER ASSIGNMENT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE AGREEMENT AND THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     IN WITNESS WHEREOF, the undersigned has caused this Seller Assignment Certificate to be duly executed and delivered by its duly Authorized Officer this _____ day of __________, ____.

                              [SELLER'S FULL NAME]



                              By:___________________________________
                              Title:________________________________

                                                                       EXHIBIT C

          [UNDERWRITING GUIDELINES AND POLICIES AND PROCEDURES MANUAL]

                                                                 SCHEDULE 5.1(h)
                                                           to Purchase Agreement

                 UCC FILING JURISDICTIONS AND RECORDING OFFICES
                 ----------------------------------------------

Jurisdiction
------------

     State of Wisconsin.

Recording Office
----------------

     Secretary of State.

                                                                 SCHEDULE 5.1(i)
                                                           to Purchase Agreement

                      THE SELLERS' CHIEF EXECUTIVE OFFICES
                      ------------------------------------

               Alliance Laundry Systems LLC
               Shepard and Hall Streets
               Ripon, WI  54971

               Alliance Commercial Appliances Receivables LLC
               Shepard and Hall Streets
               Ripon, WI  54971

               Alliance Commercial Appliances Finance LLC
               Shepard and Hall Streets
               Ripon, WI  54971

                                                                 SCHEDULE 6.1(f)
                                                           to Purchase Agreement

                          OFFICES OF THE SELLERS WHERE
                             RECORDS ARE MAINTAINED
                             ----------------------

               Alliance Laundry Systems LLC
               Shepard and Hall Streets
               Ripon, WI  54971

               Alliance Commercial Appliances Receivables LLC
               Shepard and Hall Streets
               Ripon, WI  54971

               Alliance Commercial Appliances Finance LLC
               Shepard and Hall Streets
               Ripon, WI  54971

                                                                    SCHEDULE A-1
                                                           to Purchase Agreement

                                 LOCKBOX BANKS
                                 -------------

Mellon Bank, N.A.
Lockbox No. 10173, Dept. CH10173, Palatine, IL  60055-0173
Demand Deposit Account # 006-8427

                                                                    SCHEDULE A-2
                                                           to Purchase Agreement

                         TRADE RECEIVABLE LOCKBOX BANKS
                         ------------------------------

Bank of America National Trust and Savings Association
P.O. Box 91117, Chicago, IL  60693
Demand Deposit Account # 77-05484

Firstar Bank Milwaukee, N.A.
Demand Deposit Account #112-520-473

                                   APPENDIX A

                                  DEFINITIONS

A. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ACAF" means Alliance Commercial Appliances Finance LLC, a Delaware limited liability company.

     "ACAR" means Alliance Commercial Appliances Receivables LLC, a Delaware limited liability company.

     "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or any Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means, with respect to the Loan and Security Agreement, any Person(s) designated as the agent(s) for the Lenders pursuant to the Loan and Security Agreement.

     "Aggregate Unpaid Balance" is defined in Section 2.1 of this Agreement.

     "ALS" means Alliance Laundry Systems LLC, a Delaware limited liability company, as successor in interest to Raytheon Commercial Laundry LLC.

     "ALS Person" means ALS and each of its Affiliates (other than Buyer).

     "Approved Affiliates" means Alliance Laundry Holdings LLC (f/k/a Raytheon Commercial Laundry LLC), ALS, ACAF, ACAR, any of ALS's Subsidiaries and any other Affiliate of ALS which is approved in writing as an Approved Affiliate by a Third Party Financier pursuant to the applicable Third Party Document.

     "Authorized Officer" means, with respect to Buyer or any Seller, the Chief Executive Officer, the President, the Vice President, the Secretary, the Assistant Secretary, the Chief Financial Officer, the Treasurer, the Assistant Treasurer and any other Officer duly appointed by its board of managers.

     "Business Day" means a day (other than a Saturday or Sunday) (i) on which commercial banks in New York, New York are not authorized or required to be closed for business, and (ii) if such day relates to the funding or pricing of any interest in the Eurodollar markets, on which commercial banks in London are not authorized or required to be closed for business.

     "Buyer" is defined in the preamble to this Agreement.

     "Calculation Period" means (i) with respect to any Trade Receivable, a period beginning on the first day and ending on the last day of each fiscal month of a Seller commencing on or after May 5, 1998 and (ii) with respect to any Equipment Loan, a period beginning on the first day and ending on the last day of each calendar month commencing on or after May 5, 1998.

     "Closing Date" means May 5, 1998.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collections" means, with respect to any Receivable, all cash collections and other proceeds, whether in the form of cash, checks, drafts or other instruments, in respect of such Receivable, Related Assets with respect to such Receivable, whether the same represent principal, Finance Charges, insurance proceeds of Related Security (that the applicable Seller or the Servicer applies in the ordinary course of its business to amounts owed in respect of any such Receivable (it being understood that property insurance covering inventory is not so applied) and net proceeds of any sale or other disposition of repossessed goods that were the subject of any such Receivable), or otherwise.

     "Contract" means an agreement between a Seller and any Person pursuant to which such Person is obligated to make payments in respect of any Purchased Receivable or Related Asset.

     "Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Cut-Off Date" means the last day of any Calculation Period.

     "Default Ratio" is defined in Section 2.2(b)(ii) of this Agreement.

     "Defaulted Receivable" means (i) an Equipment Loan (s) which, in the reasonable judgment of the applicable Seller, has become uncollectible or has been written off the books of such Seller by reason of the related Obligor's inability to pay or (b) as to which is more than 90 days Past Due, or (ii) a Trade Receivable (a) which, in the reasonable judgment of the applicable Seller, has become uncollectible or has been written off the book of such Seller by reason of the related Obligor's inability to pay or (b) as to which is more than ninety (90) days Past Due.

     "Delinquent Receivable" means (i) an Equipment Loan as to which any payment, or part thereof, remains unpaid for 31 days or more from the original due date thereof, or (ii) a Trade Receivable as to which any principal payment, and, in the case of an Interest Bearing Receivable, the interest payment, or part thereof, remains unpaid for 61 days or more from the original due date thereof.

     "Dilution" means, at any time, the aggregate amount of reductions in the Unpaid Balances of the Receivables as a result of any set off, discount (other than discounts for prompt payment granted to customers in the ordinary course of business), adjustment or otherwise, other than (i) cash Collections on account of the Receivables, (ii) the inability of the Obligor to pay the Receivable or
(iii) such Receivable becoming a Defaulted Receivable.

     "Discount Rate" is defined in Section 2.2(d) of this Agreement.

     "Dollars" means dollars in lawful money of the United States of America.

     "Equipment" means equipment that conforms with the Underwriting Guidelines and Policies and Procedures Manual (including renewals and replacements thereof and additions thereto).

     "Equipment Loan" means any loan or finance lease (i) which was originated by, and in the ordinary course of business of, ALS or any Approved Affiliate,
(ii) which is owned by a Seller (before giving effect to any transfer or conveyance contemplated under this Agreement), (iii) which is secured by Equipment and conforms with the Underwriting Guidelines and Policies and Procedures Manual, and (iv) which includes the obligation to pay any finance, interest, late payment or similar charges with respect thereto.

     "Equipment Loan Documents" shall mean, with respect to an Equipment Loan, the following documents:

(i)original counterparts of the related loan agreement, executed by a duly authorized representative of the Obligor and the applicable Seller;

          (ii) if received, the acknowledgment copy of each UCC-1 Financing Statement filed or recorded in connection with such Equipment Loan, with evidence of filing or recording thereon, or if not yet received, a copy of each such UCC-1 Financing Statement, if any;

          (iii) if received, the acknowledgment copy of each filed or recorded intervening UCC-3 assignment, showing a chain to the Borrower, of each UCC-1 Financing Statement, or if not yet received, a copy of each such UCC-3 assignment, if any;

          (iv) a copy of an insurance certificate or other evidence satisfactory to Buyer that all insurance policies required to be maintained by the related Obligor with respect to the related Equipment are in full force and effect; and

          (v) all documents (if any) evidencing or relating to recourse or support obligations, guarantees, indemnities or security, and all letters of credit relating thereto (if any).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer with ALS under Section 414 of the Code.

     "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA upon the termination of any Plan or the withdrawal or partial withdrawal of ALS or any ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by ALS or any ERISA Affiliate from the Pension Benefit Guaranty Corporation of any notice relating to the intention to terminate any Plan or to appoint a trustee to administer any Plan; (g) the receipt by ALS or any ERISA Affiliate of any notice concerning the imposition of withdrawal liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) the occurrence of a "prohibited transaction" with respect to which the Borrower is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower could otherwise be liable.

     "FCIA" means Foreign Credit Insurance Agency, and its successors.

     "FCIA Insurance" means credit insurance issued by FCIA.

     "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto or to the functions thereof.

     "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

     "First Chicago Collections" means collections on receivables transferred under the Receivables Purchase Agreement dated as of December 27, 1996 among RCARC, Preferred Receivables Funding Corporation, various Investors (defined therein) from time to time party thereto, and The First National Bank of Chicago as agent, as amended from time to time, or under the Receivables Purchase Agreement dated as of March 26, 1997 among RCAFC, Falcon Asset Securitization Corporation, various Investors (defined therein) from time to time party thereto, and The First National Bank of Chicago as agent, as amended from time to time.

     "Funding Date" means each date on which Buyer transfers Purchased Receivables or an interest therein to a Third Party Financier.

     "Funding Date Data Pool Report" means, with respect to any Funding Date, a computer diskette or direct modem electronic transmission, containing (i) a complete data profile report in Excel format substantially in the form to be agreed by the first Funding Date (including updated data of the Authorized Assets held by the Buyer as of the end of such Funding Date after giving effect to the contemplated transfer of Purchased Receivables and Related Assets on such Funding Date), and (ii) any other information reasonably requested by Buyer.

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and the rules and regulations of the Securities and Exchange Commission, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances of ALS, the other Sellers and Buyer as of the date of determination.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over a Seller, any of its Affiliates or any of its properties.

     "Guarantee Obligations" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business.

     "Ineligible Receivable" means, on the date of determination, a Receivable acquired by Buyer which does not constitute an "Eligible Receivable" under the applicable Third Party Documents with the applicable Third Party Financier to or through whom Buyer intends to finance, or is financing, such Receivable, provided that such eligibility standards do not disqualify a Receivable from being an Eligible Receivable because of a default in payment by the Obligor after the date on which Buyer has acquired such Receivable.

     "Insolvency Event" means, for any Person,  any of the following events:
(i) such Person shall generally not pay its debts as such debts become due; (ii) such Person shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, solely in the case of such a proceeding instituted against such Person, such proceeding continues undismissed or unstayed for a period of 60 consecutive days, or (iii) such Person shall take any corporate action to authorize any of the actions set forth in clause (ii) above.

     "Interest Bearing Receivable" means a Trade Receivable with respect to which interest (at short-term interest rates agreed to by the relevant Obligor and the applicable Seller and not for this purpose meaning default interest with respect to amounts due on such Trade Receivable if it is Past Due) accrues on the outstanding balance thereof.

     "LCPI" means Lehman Commercial Paper Inc., a New York corporation.

     "Lender" has the meaning specified in the Loan and Security Agreement.

     "Loan and Security Agreement" means the Loan and Security Agreement, dated as of May 5, 1998, by and between Buyer, as borrower, and the Lenders party thereto and LCPI, as Agent (defined therein).

     "Lockbox Account" means the lockboxes, related demand deposit accounts and other bank accounts maintained at the financial institutions listed on Schedule A-1 to this Agreement, into which Collections from the Receivables are deposited, and any bank account that is hereafter established at any financial institution for such purpose.

     "Lockbox Agreements" means (i) that certain Intercreditor Agreement, dated as of May 4, 1998, among The First National Bank of Chicago, as agent ("FNBC"),
                                                                        ----
LCPI, ALS, ACAR and Buyer, (ii) that certain Agreement Relating to Lockbox Services ("BofA Agreement"), dated as of January 16, 1997, among Raytheon
           --------------
Commercial Laundry LLC, as successor in interest to Raytheon Appliances, Inc. ("RCL"), RCARC, FNBC and Bank of America National Trust & Savings
 -----

Association, as successor in interest to Bank of America Illinois ("BofA"), as
                                                                    ----
amended by that certain Amendment No. 1, dated as of September 10, 1997, among the same parties, and as amended by that certain Amendment No. 2, dated as of May ___, 1998, among RCL, ALS, ACAR, FNBC and BofA, (iii) the form of Amendment No.3 to the BofA Agreement, among ALS, ACAR, Buyer, FNBC, LCPI and BofA, (iv) that certain Collection Account Agreement (the "Collection Account Agreement"),
                                                ----------------------------
dated as of May ___, 1998, among RCL, ALS, ACAR, Firstar Bank Milwaukee N.A. ("Firstar") and FNBC, (v) the form of Amendment No. 1 to the Collection Account
  -------
Agreement, among ALS, ACAR, Buyer, Firstar, FNBC and LCPI, (vi) that certain letter agreement dated as of May ___, 1998 among Buyer, Mellon Financial Services Corporation #1, Mellon Bank, N.A. and LCPI and (vi) such other similar agreement entered into from time to time by Buyer.

     "Lockbox Bank" means any of the banks at which one or more Lockbox Accounts are maintained from time to time.

     "Loss Discount" is defined in Section 2.2(b)(i) of this Agreement.

     "Material Adverse Effect" means a material adverse effect on (i) the business, assets, property or condition (financial or otherwise) or prospects of any Person, (ii) the ability of any Person to perform its obligations under any applicable Transaction Document, (iii) the validity or enforceability of this Agreement or any applicable Transaction Document, or (iv) the applicable Seller's, Buyer's or any Third Party Financier's rights or remedies hereunder or thereunder.

     "Monthly Data Pool Report" means, with respect to any Monthly Report Date, a computer diskette or direct modem electronic transmission, containing (i) a complete data profile report in Excel format substantially in the form to be agreed by the first Funding Date (including (x) data of the Trade Receivables and the Equipment Loans, respectively, purchased by or contributed to Buyer during the applicable Calculation Period immediately preceding such Monthly Report Date, (y) recalculated aggregate Purchase Prices which became first payable during such applicable Calculation Period, and (z) updated data of the Trade Receivables and the Equipment Loans, respectively, held by the Buyer as of the end of such applicable Calculation Period), and (ii) any other information reasonably requested by Buyer.

     "Monthly Report Date" means the tenth Business Day following the end of any calender month.

     "Obligations" means (a) all obligations of Buyer to the Third Party Financiers arising under or in connection with the applicable Third Party Documents, and (b) all obligations of a Seller to Buyer and any other RPA Indemnified Party arising under or in connection with this Agreement or any other Transaction Documents, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

     "Obligor" means a Person obligated to make payments pursuant to a Contract.

     "Operative Documents" of a Person means (i) if such Person is a limited liability company, its certificate of formation and limited liability company agreement or otherwise titled operative agreement and (ii) if such Person is a corporation, its articles of incorporation and by-laws.

     "Past Due" means, with respect to any Receivable, the condition in which any payment thereof, or part thereof, then due and payable is unpaid, commencing on the day after the original due date thereof.

     "PBGC" or "Pension Benefit Guaranty Corporation" means the Pension Benefit Guaranty Corporation created under Section 4002(a) of ERISA or any successor thereto.

     "Permitted Adverse Claim" means (a) ownership, security interests or other rights and interests arising under the Transaction Documents and the Third Party Documents, (b) liens for taxes, assessments or charges of any governmental authority (other than Tax or ERISA Liens) and liens of landlords, carriers, warehousemen, mechanics and materialmen imposed by law in the ordinary course of business, in each case (i) for amounts not yet due or (ii) which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP, provided that the aggregate amount secured by all liens referred to in this clause (ii) does not exceed $500,000 (or for purposes of any
                    -----------
Third Party Financier's rights and interests under the applicable Third Party Documents, any different amount that may be specified in such applicable Transaction Documents), (c) any Adverse Claim to be released simultaneously with the Purchase by Buyer hereunder, (d) Adverse Claims arising solely as a result of any action taken by Buyer or any Third Party Financier under this Agreement or the applicable Transaction Documents, (e) with respect to Trade Receivable Lockbox Accounts, liens in favor of The First National Bank of Chicago, as agent in connection with First Chicago Collections subject to the Lockbox Agreements, and (f) with respect to any Equipment, liens in favor of the applicable Seller arising under the applicable Contracts, and mechanics' liens, landlords' liens and similar statutory liens or encumbrances on the applicable Obligor's interest in the Equipment.

     "Person" means an individual, partnership, corporation, association, trust, or any other entity, or organization, including a government or political subdivision or agency or instrumentality thereof.

     "Plan" means any defined benefit plan maintained or contributed to by ALS or any Subsidiary of ALS or by any trade or business (whether or not incorporated) under common control with ALS or any Subsidiary of ALS as defined in Section 4001 (b) of ERISA and insured by the PBGC under Title IV of ERISA.

     "Prime Rate" shall mean the prime rate as published in The Wall Street
                                                            ---------------
Journal, determined as of each last Business Day of the fiscal month of ALS.
-------

     "Proceeds of Transfers" means any proceeds generated by assigning, loaning, pledging, transferring or otherwise disposing all or any part of, or all or any part of the beneficial interest of, the Purchased Receivables and Related Assets pursuant to the applicable Third Party Documents.

     "Purchase"means each purchase of Receivables and Related Assets by Buyer from a Seller under this Agreement.

     "Purchase Date" means, with respect to any Purchased Receivable, the date specified in Section 1.3 of this Agreement as the date on which such Purchased Receivable is transferred to the Buyer.

     "Purchase Discount Reserve Ratio" is defined in Section 2.2(c) of this Agreement.

     "Purchase Money Note" is defined in Section 3.2 of this Agreement.

     "Purchase Price" is defined in Section 2.1 of this Agreement.

     "Purchase Price Credit" is defined in Section 3.1(b) of this Agreement.

     "Purchase Price Percentage" is defined in Section 2.2(a) of this Agreement.

     "Purchase Termination Date" means the earlier to occur of (a) the date specified by Seller pursuant to Section 9.1 of this Agreement and (b) any event referred to in Section 9.2 of this Agreement.

     "Purchased Equipment Loans" is defined in Section 1.2 of this Agreement.

     "Purchased Receivables" is defined in Section 1.2 of this Agreement.

     "Purchased Trade Receivables" is defined in Section 1.2 of this Agreement.

     "RCAFC" means Raytheon Commercial Appliances Finance Corporation, a Delaware corporation, or its successor.

     "RCARC" means Raytheon Commercial Appliances Receivables Corporation, a Delaware corporation, or its successor.

     "Receivable" means an Equipment Loan or a Trade Receivable.

     "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

     "Recoveries" means any Collections, whether through a voluntary payment by the Obligor, the exercise of any right of setoff, the liquidation of Related Security, or otherwise, received in respect of any Purchased Receivables, the Outstanding Balance of which was (w) reduced as a result of any defective goods or services, any cash discount or any adjustment by the applicable Seller (whether individually or in its performance of duties as Servicer), (x) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such claim relates to the applicable Seller or any Affiliate thereof) or (y) otherwise reduced as a result of any of the factors set forth in the definition of Dilution.

     "Related Assets" is defined in Section 1.2 of this Agreement.

     "Related Security" means, with respect to any Receivable:

          (i) Equipment Loan Documents related to the Purchased Equipment Loans;

          (ii) all rights, remedies, powers and privileges of the applicable Seller under the applicable Equipment Loan Documents (including all rights of such Seller in and to the Equipment and other interests that are the subject of the applicable Equipment Loans) and the Purchased Trade Receivables;

          (iii) all Servicing Records and other books and Records relating to any of the foregoing;

          (iv) all recourse or support obligations, surety bonds, guarantees, indemnities and security relating to any of the foregoing and all letters of credit relative thereto;

          (v) all insurance policies covering the related Equipment and any proceeds with respect thereto and all FCIA Insurance covering Trade Receivables the Obligors with respect to which are not resident in the United States;

          (vi) to the extent not included in the foregoing, all "accounts," "chattel paper," "instruments," "goods" and "general intangibles" (as defined in the UCC) relating to or constituting any and all of the foregoing in whole or in part;

          (vii) all lockboxes, bank accounts or cash collateral accounts, any rights in and to any escrow assets or any similar accounts or assets relating to, or containing or constituting Collections or proceeds of or distributions on, any of the foregoing (including the Lockbox Accounts) and all cash or other property on deposit therein; and

          (viii) all replacements, substitutions, distributions on or proceeds of any of the foregoing.

     "Remaining Available Amount" means, with respect to the Purchase Money Note on any Purchase Date, an amount equal to the excess, if any, on such date of (a) the sum of (i) 70% of the aggregate Unpaid Balance of all Trade Receivables owned by Buyer, (ii) 85% of the aggregate Unpaid Balance of all Equipment Loans owned by Buyer and (iii) the book value, calculated in accordance with GAAP, of all other assets owned by Buyer over (b) the outstanding amount of all of Buyer's liabilities, calculated in accordance with GAAP.

     "Requirement of Law" means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "RPA Indemnified Losses" is defined in Section 10.1 of this Agreement.

     "RPA Indemnified Party" is defined in Section 10.1 of this Agreement.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" means ALS and each of its Subsidiaries from time to time being party to this Agreement as a "Seller" pursuant to Sections 1.7 through 1.9.

     "Seller Assignment Certificate" means an assignment by a Seller, substantially in the form of Exhibit B to this Agreement, evidencing Buyer's acquisition of the Purchased Receivables and Related Assets generated by such Seller, as it may be amended, supplemented or otherwise modified from time to time.

     "Seller Maturity Date" is defined in Section 3.2 of this Agreement.

     "Seller Receivables Review" is defined in Section 6.1(c) of this Agreement.

     "Seller's Operative Document" means, with resect to a limited liability company, a limited liability company agreement or other operative document, executed and delivered by the members of such limited liability company.

     "Servicing Records" shall mean all servicing records, including any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Purchased Receivables.

     "Servicer" means ALS in its capacity as the Servicer as described in
Section 8.1 hereof.

     "Servicer Default" means any of the following events:

          (a) The Servicer shall fail (i) to make any payment or deposit required hereunder when due which is not remedied within one (1) Business Day, or (ii) to maintain accounting and record-keeping procedures and systems sufficient accurately and promptly (A) to identify which of the Servicer's receivables constitute Receivables sold hereunder and (B) to track Collections received in respect thereof.

          (b) The Servicer shall fail to deliver any Monthly Report within two
(2) Business Days after the same is due.

          (c) The Servicer shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (a) or (b) above) and such failure shall remain unremedied for fifteen (15) Business Days following occurrence thereof.

          (d) Any representation, warranty, certification or statement made by the Servicer in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made.

          (e) (i) The Servicer shall generally not pay its debts as such debts become due; (ii) the Servicer shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Servicer seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, solely in the case of such a proceeding instituted against such Persons, such proceeding continues undismissed or unstayed for a period of 60 consecutive days, or (iii) the Servicer shall take any corporate action to authorize any of the actions set forth in clause (ii) above in this clause (e).
              ----------

          (f) One or more final judgments shall be entered against the Servicer for the payment of money in the aggregate amount of $10,000,000 (or the equivalent thereof in another currency) or more on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution.

          (g) Any Plan of the Servicer shall be terminated within the meaning of Title IV of ERISA except as permitted by Section 4044(d) of ERISA, or a trustee shall be appointed by the appropriate U.S. District Court to administer any Plan of the Servicer, or the PBGC shall institute proceedings to terminate any Plan of a Servicer or to appoint a trustee to administer any such Plan and, upon the occurrence of any of the foregoing, the then current value of guaranteed benefits and other benefit commitments (as such terms are defined under Title IV of ERISA and determined in accordance with the principles of Title IV of ERISA) for which the Servicer might be liable to any Person exceed the then current value of the assets allocable to such benefits by more than $10,000,000.

     "Servicing Records" means all servicing records, including any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of the Specified Assets.

     "Settlement Date" means (i) with respect to the Trade Receivables, the 12th Business Day of each fiscal month of ALS and (ii) with respect to the Equipment Loans, the 12th Business Day of each calendar month of ALS.

     "Settlement Period" means each period from one Settlement Date to the day prior to the next Settlement Date.

     "75% Test" means, with respect to any sale of Receivables by ALS on any day, that ALS must receive consideration in the form of cash or Purchase Money Notes in an amount which (when aggregated with the cash and Purchase Money Notes received by ALS upon all other sales of Receivables during the ninety days preceding such sale) is at least equal to 75% of the aggregate face amount of all Receivables so transferred on such day and during the ninety preceding days.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of ALS.

     "Tax or ERISA Lien" means a lien arising under Section 6321 of the Internal Revenue Code or Section 302(f) or 4068 of ERISA.

     "Third Party Documents" means, with respect to a Third Party Financier, all documents executed in connection with the financing provided by such Third Party Financier (other than the Transaction Documents).

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     "Third Party Financier" means a Person other than Buyer, ALS or its
Affiliate which is to acquire from Buyer the title, ownership, beneficial interest or security interest in any Specified Assets pursuant to the applicable Third Party Documents, including LCPI as Agent under the Loan and Security Agreement.

     "Trade Receivable" means any indebtedness and other obligations (excluding Equipment Loans) owed (before giving effect to any transfer or conveyance contemplated under this Agreement) to a Seller, whether constituting an account, chattel paper or general intangible, arising in connection with the sale of goods or merchandise or the rendering of services by such Seller or any of the Approved Affiliates and includes the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction. Restructurings and extensions of such indebtedness and other rights and obligations, including a restructuring in which a new Obligor is permitted to assume the obligations of an existing Obligor, shall not be deemed to give rise to the creation of a new Receivable.

     "Trade Receivable Lockbox Accounts" means each of those lockboxes and related demand deposit accounts, which are listed on Schedule A-2, and each additional or substitute lockbox and demand deposit account.

     "Transaction Documents" means, collectively, this Agreement, each Contract, the Purchase Money Note, the Lockbox Agreements, any Seller's Operative Document and all other instruments, documents and agreements executed and delivered by any Seller in connection therewith.

     "Transferred Asset" means any Specified Asset, the ownership or the beneficial interest in which is sold, assigned, pledged or otherwise transferred to a Third Party Financier pursuant to the applicable Third Party Documents.

     "Turnover Days" means, at any time, thirty multiplied by the quotient of:

          (y) the sum of the Unpaid Balances of Receivables at the end of each of the three immediately preceding Calculation Periods; divided by

          (z) the aggregate amount payable pursuant to invoices giving rise to Receivables that were generated during the immediately preceding three Calculation Periods.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

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     "Underwriting Guidelines and Policies and Procedures Manual" means ALS's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit C hereto, as modified from time to time in accordance with this Agreement, or such other Seller's credit and collection policies and practices which are the same in all material respects as the Servicer's credit and collection policies and practices.

     "Unpaid Balance" of any Receivable means at any time the unpaid principal amount thereof as shown in the books of Seller or Servicer at such time.

     "Write-Off" means any Receivable that, consistent with the applicable Underwriting Guidelines and Policies and Procedures Manual, has been written off as uncollectible.

B. Other Interpretative Matters. For purposes of any Transaction Document, unless otherwise specified therein: (1) accounting terms used and not specifically defined therein shall be construed in accordance with GAAP; (2) terms used in Article 9 of the New York UCC, and not specifically defined in that Transaction Document, are used therein as defined in such Article 9; (3) the term "including" means "including without limitation," and other forms of the verb "to include" have correlative meanings; (4) references to any Person include such Person's permitted successors; (5) in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; (6) the words "hereof, "herein" and "hereunder" and words of similar import refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document; (7) references to "Section," "Schedule" and "Exhibit" in such Transaction Document are references to Sections, Schedules and Exhibits in or to such Transaction Document; (8) the various captions (including any table of contents) are provided solely for convenience of reference and shall not affect the meaning or interpretation of such Transaction Document; and (9) references to any statute or regulation refer to that Statute or regulation as amended from time to time, and include any successor statute or regulation of similar import.

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